    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 14,1997

                                            REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM F-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                          MED-EMERG INTERNATIONAL INC.

             (Exact name of Registrant as specified in its charter)

            CANADA                          3842                      NA
 (State or other jurisdiction   (Primary Standard Industrial    (IRS Employer
              of                    Classification Code)        Identification
incorporation or organization)                                       No.)

                               2550 ARGENTIA ROAD
                                   SUITE 205
                          MISSISSAUGA, ONTARIO L5N 5R1
                                     CANADA
                                 (905) 858-1368
    (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)
                            ------------------------

                                 CARL PAHAPILL
                PRESIDENT, CHIEF OPERATING OFFICER AND DIRECTOR
                          MED-EMERG INTERNATIONAL INC.
                               2550 ARGENTIA ROAD
                                   SUITE 205
                          MISSISSAUGA, ONTARIO L5N 5R1
                                     CANADA
                                 (905) 858-1368
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)
                            ------------------------

                          COPIES OF COMMUNICATIONS TO:

        JAY M. KAPLOWITZ, ESQ.                      JACK BECKER, ESQ.
        ARTHUR S. MARCUS, ESQ.                   SNOW BECKER KRAUSS P.C.
     GERSTEN, SAVAGE, KAPLOWITZ,                     605 THIRD AVENUE
       FREDERICKS & CURTIN, LLP               NEW YORK, NEW YORK 10158-0125
         101 EAST 52ND STREET                         (212) 687-3860
       NEW YORK, NEW YORK 10022
            (212) 752-9700

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier, effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box / /

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                                                PROPOSED
                                                                        PROPOSED MAXIMUM        MAXIMUM
               TITLE OF EACH CLASS                    AMOUNT BEING     OFFERING PRICE PER      AGGREGATE           AMOUNT OF
         OF SECURITIES TO BE REGISTERED                REGISTERED         SECURITY(1)        OFFERING PRICE     REGISTRATION FEE
Common Stock, no par value.......................     1,437,500(2)           $3.90            $  5,606,250         $ 1,698.86
Class A Warrants.................................     1,437,500(3)           $0.10            $    143,750         $    43.56
Common Stock issuable upon exercise of
  Warrants.......................................     1,437,500(4)           $5.00            $  7,187,500         $ 2,178.03
Underwriter's Warrant to Purchase Common Stock...       125,000              $4.68            $    585,000         $   177.27
Underwriter's Warrant to purchase
  Warrants.......................................       125,000              $0.12            $     15,000         $     4.55
Common Stock issuable upon exercise of Warrants
  issuable upon exercise of Underwriter's
  Warrants.......................................      125,000(4)            $5.00            $    625,000         $   189.39
Common Stock being Registered for Selling
  Stockholders...................................       125,000              $4.00            $    500,000         $   151.52
Total Registration Fee...........................                                                                  $ 4,443.18


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933.

(2) Includes 187,500 shares of Common Stock subject to an over-allotment option granted to the Underwriter, including 140,625 shares to be offered by certain stockholders of the Company.

(3) Includes 187,500 Warrants subject to an over-allotment option granted to the Underwriter.

(4) Pursuant to Rule 416, this Registration Statement also covers an indeterminable number of additional Common Stock issuable as a result of any future anti-dilution adjustments in accordance with the terms of the Class A Common Stock Purchase Warrants.
                            ------------------------


                                EXPLANATORY NOTE



    The Registration Statement contains two forms of prospectus: (i) one to be used in connection with an offering by the Company of shares of Common Stock and Redeemable Common Stock Purchase Warrants (the "Prospectus"); and (ii) one to be used in connection with the sale of Common Stock by certain selling securityholders (the "Selling Securityholder Prospectus"). The Prospectus and the Selling Securityholder Prospectus will be identical in all respects except for the alternate pages for the Selling Securityholder Prospectus included herein which are labeled "Alternate Page for Selling Securityholders Prospectus."

     PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED            , 1997

PROSPECTUS

                          MED-EMERG INTERNATIONAL INC.
                      1,250,000 SHARES OF COMMON STOCK AND
          1,250,000 CLASS A REDEEMABLE COMMON STOCK PURCHASE WARRANTS


    MED-EMERG INTERNATIONAL INC. (the "Company") is hereby offering (the "Offering") 1,250,000 shares of the Company's common stock, no par value (the "Common Stock"), and 1,250,000 Class A Redeemable Common Stock Purchase Warrants (the "Warrants"), through Network 1 Financial Securities, Inc. (the "Underwriter"). Each of the Warrants entitles the registered holder thereof to purchase one share of Common Stock at a price of $5.00 per share, subject to adjustment in certain circumstances, at any time commencing one year from the effective date of the registration statement of which this Prospectus is a part
(the "Effective Date") and thereafter to            , 2002, the fifth
anniversary of the Effective Date. The Warrants are subject to redemption by the
Company at $.10 per Warrant at any time commencing            , 1999 [two years
after the Effective Date] on not less than 30 days prior written notice to the holders of the Warrants, provided the closing bid price of the Common Stock has been at least $8.00 for 20 consecutive trading days ending on the third day prior to the date on which the Company gives notice of redemption. The Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption.



    Prior to the Offering, there has been no public market for the Common Stock and Warrants and no assurance can be given that any such market will develop upon completion of the Offering. Application has been made to have the Common Stock and Warrants included for quotation on The Nasdaq SmallCap Market under the symbols "MEDE" and "MEDEW," respectively, and for listing on the Boston Stock Exchange under the symbols "MED" and "MEDW," respectively. The initial public offering price of the Common Stock and the Warrants and the exercise price and other terms of the Warrants have been determined by negotiation between the Company and the Underwriter and do not necessarily bear any relation to the Company's earnings, assets, book value, net worth or any other recognized criteria of value. See "Underwriting."


AN INVESTMENT IN THE SHARES OF COMMON STOCK AND WARRANTS OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS"
COMMENCING ON   AND DILUTION ON PAGE   .
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                              UNDERWRITING
                                                              DISCOUNTS AND       PROCEEDS TO
                                          PRICE TO PUBLIC    COMMISSIONS(1)       COMPANY (2)
Per Share..............................  U.S. $3.90         U.S. $0.39         U.S. $3.51
Per Warrant............................  U.S. $0.10         U.S. $0.01         U.S. $0.09
Total..................................  U.S. $5,000,000    U.S. $500,000      U.S. $4,500,000


(1) Does not include additional consideration to be received by the Underwriter in the form of (i) a non-accountable expense allowance equal to 3% of the gross offering proceeds, of which U.S. $50,000 has been paid, (ii) warrants (the "Underwriter's Warrants") entitling the Underwriter to purchase up to 125,000 shares of Common Stock and 125,000 Warrants at a price per share of Common Stock or Warrant equal to 120% of the initial public offering price,
    (iii) US $5,000 per month for 24 months pursuant to a financial consulting agreement which is payable in full upon the closing of the Offering; and
    (iv) a three year right of first refusal with respect to certain public or private sales of securities by the Company and any of its subsidiaries or affiliates. The Company has also agreed to indemnify the Underwriter against certain liabilities under the Securities Act of 1933, as amended, and to pay the Underwriter, under certain circumstances, a warrant solicitation fee of 5% of the exercise price of each Warrant exercised. See "Underwriting."



(2) Before deducting expenses of this Offering estimated at US $500,000 payable by the Company, including the non-accountable expense allowance of US $150,000 (US $172,500 if the Underwriter's over-allotment option is exercised in full).



(3) The Company and certain of its securityholders have granted the Underwriter an option, exercisable within 45 days after the date of this Prospectus, to purchase up to 187,500 shares of Common Stock (140,625 of which are being granted by certain securityholders) and 187,500 Warrants (the "Over-Allotment Option") upon the same terms as set forth above, solely to cover over-allotments, if any. If the Over-Allotment Option is exercised in its entirety, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company and the Selling Securityholders will be US $5,750,000, US $575,000 and US $4,626,562.50 and US$548,437.50,
    respectively. See "Underwriting."


    The Common Stock and Warrants are being offered by the Underwriter subject to prior sale, when, as and if delivered to the Underwriter and subject to their right to reject orders in whole or in part and to certain other conditions. It is expected that delivery of certificates will be made against payment therefor at the offices of Network 1 Financial Securities, Inc., Galleria, Building 2, 2
Bridge Avenue, Redbank, New Jersey 07701, on or about            , 1997.

                      NETWORK 1 FINANCIAL SECURITIES, INC.
               THE DATE OF THIS PROSPECTUS IS             , 1997

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OR THE WARRANTS AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE QUALIFIED FOR SALE UNDER THE SECURITIES LAWS OF CANADA OR ANY PROVINCE OR TERRITORY OF CANADA. THE SECURITIES ARE NOT BEING OFFERED FOR SALE AND MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN CANADA, OR TO ANY RESIDENT THEREOF, IN VIOLATION OF THE SECURITIES LAWS OF CANADA OR ANY PROVIDENCE OR TERRITORY OF CANADA.

    Dollar amounts stated herein are stated in Canadian dollars unless noted otherwise. On January 7, 1997, the Bank of Canada accounted rate for conversion of United States dollars into Canadian dollars was U.S. $1.00 = CDN $1.36, or CDN $1.00 = U.S. $.74.

                               CIVIL LIABILITIES

    The Company is a corporation continued under the Canada Business Corporations Act (the "CBCA") and most of the directors, controlling persons and officers of the Company, as well as experts named herein, are residents of Canada. Moreover, substantial portions of the Company's assets and the assets of such persons are located in Canada. As a result, it may be difficult to effect service of process within the United States upon the Company or such persons or to enforce, in United States federal or state courts, judgments against them obtained in such courts and predicated on the civil liability provisions of the Unted States federal or state securities laws. The Company has been advised by its Canadian counsel, Borden & Elliot, that there is doubt as to whether Canadian courts would enforce (i) judgments of United States federal or state courts obtained in actions against the Company or such persons predicated on the civil liability provisions of the United States federal or state securities laws; or (ii) in original actions, liabilities against the Company or such persons predicated solely on the United States federal or state securities laws.

                               PROSPECTUS SUMMARY


    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION, FINANCIAL STATEMENTS AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED OR THE CONTEXT OTHERWISE REQUIRES, ALL INFORMATION CONTAINED IN THIS PROSPECTUS ASSUMES NO EXERCISE OF THE WARRANTS, THE OVER-ALLOTMENT OPTION OR THE UNDERWRITER'S WARRANTS. AS USED HEREIN, UNLESS OTHERWISE INDICATED OR THE CONTEXT OTHERWISE REQUIRES, THE "COMPANY" REFERS TO MED-EMERG INTERNATIONAL INC. ("MEI"), ITS WHOLLY-OWNED SUBSIDIARIES, 927563 ONTARIO INC. AND 927564 ONTARIO INC., THEIR WHOLLY-OWNED SUBSIDIARIES, MED-EMERG, INC. ("MED"), CANADIAN MEDICAL CENTRE PRAGUE ("CMC") AND MED-PLUS HEALTH CENTERS LTD. ("MPHC") AND MED-EMERG INTERNATIONAL INC.'S 33.33% OWNED PARTNERSHIP GLENDERRY WALK-IN CLINIC ("GWIC").


                                  THE COMPANY


    The Company specializes in the coordination and delivery of emergency related healthcare services in the Province of Ontario, Canada. The broad range of services offered by the Company include operational consulting and healthcare management services, physician and nurse staffing, and healthcare educational services.


    Due to increasing government fiscal restraint, Ontario's health care system is currently undergoing a significant restructuring by the provincial government. Based on a determination that the Ontario public healthcare system was not fiscally efficient, the Province of Ontario recently enacted legislation which gives its provincial government the ability to implement a health care system restructuring plan. The new legislation established the Health Services Restructuring Commission which has decision making authority over every aspect of a public hospital's operations, from how much public funding a given hospital will receive to whether a hospital should cease its operations. As a result, the Company believes that the Ontario health care system, which provides health care services to Ontario's population of approximately 11 million (or approximately 37% of Canada's population), is open to the formation of partnerships between the public and private sector, whereby the private sector could become the provider of much of the efficient health care services the government seeks to have available.


    The Company has strategically divided its business operations into two divisions, the Emergency Medical Service division (the "EMS Division") and the Clinical Operations division.

THE EMS DIVISION

    The EMS Division of the Company provides physician staffing and administrative support to emergency departments and physician recruitment services to Canadian hospitals and emergency physician groups. In connection therewith, the Company contracts with a wide range of physicians and other healthcare professionals. Under the direction of the Company's management, the Company's physician pool of approximately 140 emergency physicians provides emergency medical services to 14 emergency rooms located in Ontario, Canada.

    Competitive pressures have focused the attention of many hospital administrators on the need for better management of their professional medical staff. Hospitals have increasingly turned to contract management firms with specialized skills to help solve physician contract and scheduling problems, to strengthen the management of their professional medical staff and specific clinical departments, to better control costs, and to assist in meeting their healthcare coverage needs and obligations. Using its management skills and experience, and the economies of scale which the size and specialization of its operations permit, the Company provides a management alternative to hospitals while offering a flexible practice and lifestyle alternative to physicians. The EMS Division also offers management consulting services to healthcare facilities and the Ministry of Health, Province of Ontario. The Company prepares business plans and feasibility studies to improve efficiency at such facilities.

    The marketing strategy for the Company's EMS Division is to manage entire emergency departments for hospitals. In Canada, there is significant pressure to increase cost effectiveness and efficiency of services within the public hospital sectors. Accordingly, public sector/private sector partnerships and joint ventures, such as the outsourcing of entire emergency department services including physician support, nursing support and administrative services may be an attractive, effective cost reduction alternative for hospitals.

THE CLINICAL OPERATIONS DIVISION


    The Company operates four clinics in Canada, including two in Toronto's International Airport. In addition, the Company operates the Glenderry clinic in which it owns a 33.33% interest. Generally, the clinics offer a variety of services, including family practice, walk-in services for patients, and chiropractic and massage therapy. In addition, the airport clinics provide walk-in services to the employees of the airport and emergency services to the approximately eight million travelers who use the airport each year. The staff is comprised of highly qualified critical care nurses who are on-site and emergency physicians who are on-call.


URGENT CARE CENTRES

    The Company intends to develop a chain of Urgent Care Centres beginning in the Province of Ontario and then expanding to other provinces in Canada. Management expects that these centres will offer on-site, emergency medical care services comparable to the services provided in a traditional emergency department. The Urgent Care Centre concept consists of a group of emergency trained physicians, a medical laboratory, a diagnostic radiology service and a pharmacy. Each emergency-trained physician working at an Urgent Care Centre will have critical care expertise to treat most clinical problems. Unlike most walk-in clinics and family physician offices, the Company's management believes its Urgent Care Centres will be able to treat 90% of the cases seen in a typical Ontario emergency department. The Company plans to open its first centre in the second quarter of 1997 with up to nine additional centres scheduled over the following eighteen months. The Company estimates that it will cost approximately $200,000 to open each Urgent Care Centre. See "Use of Proceeds."


    These Urgent Care Centres will be "community based" and offer less restricted access to non-hospital based health care. Management believes that the centres will offer high quality service not only in clinical practice but also in consumer defined quality attributes such as waiting times, quality of environment, quality of personal interaction and courtesy. The Company intends to design the Urgent Care Centres to be less costly to the publicly funded health care system than traditional emergency departments.


    The Company believes that there is a need for an alternative provider of emergency medical services and expects this need to grow due to the cost efficiency of the alternative provider and the funding problems facing the Canadian health care system. The vast majority of emergency services are delivered by qualified family or general practitioners in local communities. In Ontario, although there are 20,084 physicians active in the practice of medicine, only 323 are certified in emergency medicine. Notwithstanding this small proportion of physicians focusing on emergency medicine, the demand for emergency care has grown significantly over the past ten years.


    Med-Emerg International Inc. was incorporated in the Province of Ontario on December 28, 1995 (under its former name 1162209 Ontario Inc.). 927563 Ontario Inc. and 927564 Ontario Inc. were incorporated in the Province of Ontario on March 22, 1991, Med-Emerg Inc. was incorporated in the Province of Ontario in July 1983 and Med Plus Health Centers Ltd. was incorporated in the Province of Ontario in March 1985. The Company's offices are located at 2550 Argentia Road, Suite 205, Mississauga, Ontario L5N 5R1 Canada and its telephone number is (905) 858-1368.

                                  THE OFFERING


Securities Offered...........  1,250,000 shares of Common Stock and 1,250,000 Warrants.
                               Each Warrant entitles the holder to purchase one share of
                               Common Stock. See "Description of Securities."

Offering Price...............  $3.90 per share of Common Stock and $0.10 per Warrant.

Common Stock Outstanding

  Prior to the Offering(1)...  1,940,000

  After the Offering(1)......  3,190,000

Terms of Warrants:

  Exercise Price.............  The exercise price is $5.00 per share, subject to adjustment in certain circumstances.

  Exercise Period............  The Warrants are exercisable for a period of four years
                               commencing on       , 1998 (one year after the Effective
                               Date) and expiring on       , 2002 (five years after the
                               Effective Date).

  Redemption.................  The Warrants are redeemable by the Company, commencing
                                     , 1999, two years from the Effective Date (or sooner
                               with the consent of the Underwriter), at a redemption price of $0.10 per Warrant on not less than 30 days written
                               notice, provided that the closing bid price per share of
                               Common Stock, for 20 consecutive trading days ending on the third business day prior to the date of the redemption
                               notice, is at least $8.00, subject to adjustment for certain events. See "Description of Securities--Class A Warrants."

  Risk Factors...............  The securities offered hereby involve a high degree of risk and immediate substantial dilution to public investors. See
                               "Risk Factors" and "Dilution".

  Use of Proceeds............  The net proceeds of the Offering will be used primarily for the development of a chain of Urgent Care Centres, expansion of the Emergency Services Division, the repayment of certain indebtedness and for working capital and general corporate purposes. See "Use of Proceeds".


  Proposed NASDAQ
    Symbols(2)...............  Common Stock:     MEDE
                               Class A Warrants  MEDEW

  Proposed BSE Symbols(2)....  Common Stock:     MED
                               Class A           MEDW
                               Warrants:

------------------------

(1) Does not include 700,000 shares of Common Stock issuable upon exercise of outstanding options and 500,000 shares of Common Stock issuable upon conversion of 500,000 shares of Preferred Stock outstanding. See "Principal Stockholders," "Management" and "Description of Securities."

(2) The proposed Nasdaq and Boston Stock Exchange trading symbols do not imply that a liquid and active market will be developed or sustained for the Shares and/or Warrants upon completion of the Offering.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION



    The summary consolidated financial information set forth below is derived from and should be read in conjunction with the financial statements of the Company, including the notes thereto, appearing elsewhere in this Prospectus.


STATEMENT OF OPERATIONS DATA:

                                               EIGHT MONTHS ENDED                      YEAR ENDED
                                                   AUGUST 31                          DECEMBER 31
                                           --------------------------  ------------------------------------------
                                               1996          1995          1995           1994           1993
                                           ------------  ------------  -------------  -------------  ------------
Revenue..................................  $  7,172,858  $  7,626,016  $  10,983,553  $  10,474,754  $  8,939,848
Physician Fees...........................     5,622,672     5,781,849      8,385,712      7,950,712     6,786,187
Gross Profit.............................     1,550,186     1,844,167      2,597,841      2,524,042     2,153,661
Operating Expenses.......................     1,615,796     1,513,712      2,169,021      2,199,374     2,172,523
Other Items..............................      (628,250)      (69,155)      (657,860)       (97,892)     (124,965)
Income (loss) Before Taxes...............      (693,860)      261,300       (229,040)       226,776      (143,827)
Provision for Income Taxes (recovery)....      (102,349)       59,000         71,447         52,245       (36,311)
Net Income (Loss)........................      (591,511)      202,300       (300,487)       174,531      (107,516)
Net income per common share(1)...........  $      (0.18) $       0.09  $       (0.13) $        0.07  $      (0.05)

BALANCE SHEET DATA:


                                                                      AUGUST 31, 1996
                                                                ---------------------------
                                                                                                  AS FURTHER
                                                                  ACTUAL     AS ADJUSTED(2)       ADJUSTED(3)
                                                                -----------  --------------  ---------------------
Working Capital...............................................  $  (747,104)  $  4,577,296
Total Assets..................................................    3,393,556      8,139,956
Accumulated Deficit...........................................     (757,953)    (1,492,953)         (7,612,953)
Shareholders' Equity..........................................      161,812      5,601,812


------------------------

(1) Net income per share reflects 3,408,333 shares of Common Stock outstanding on August 31, 1996 and 2,333,333 shares of Common Stock outstanding prior to that date.


(2) Adjusted to reflect the issuance of 125,000 shares of Common Stock and an aggregate of $500,000 of Bridge Notes, issued pursuant to the bridge financing completed in January 1997 (the "Bridge Financing"), the issuance of 1,250,000 shares of Common Stock and 1,250,000 Warrants offered in the Offering and the application of the net proceeds therefrom, including the payment of the 8% promissory note issued in connection with the Bridge Financing (the "Bridge Notes").


(3) Reflects the issuance of 500,000 shares of the Company's Preferred Stock, resulting in a one-time charge to retained earnings of $6,120,000 (US$4,500,000).

                                  RISK FACTORS

    THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT IN THE COMPANY. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.


    OPERATING LOSSES; ACCUMULATED DEFICIT; WORKING CAPITAL DEFICIT. The Company incurred a net loss of approximately $591,000 for the eight months ended August 31, 1996 and a net loss of approximately $300,000 for its year ended December 31, 1995, as compared to net income of $202,300 and $174,531, respectively, for the eight months ended August 31, 1995 and its year ended December 31, 1994. The losses in the eight months ended August 31, 1996 and year ended December 31, 1995 were primarily the result of write-downs of $466,462 and $663,448, respectively, for an investment in a clinic in Prague, The Czech-Republic, which was closed in January 1997. As of August 31, 1996, the Company had an accumulated deficit of approximately $758,000 and a working capital deficit of approximately $747,000. There can be no assurance as to the future profitability of the Company. See "Selected Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


    DEPENDENCE ON CONTRACTS WITH HOSPITALS. The Company derives the majority of its revenues from contracts with hospitals. The standard hospital contract provides for an initial one or two-year term, one year renewable terms and termination on 60 days notice. The loss of several hospital contracts would have a material adverse affect on the Company.

    UNCERTAINTY OF MARKET ACCEPTANCE OF URGENT CARE CENTRES. Upon completion of the Offering, the Company intends to develop a chain of Urgent Care Centres which will provide on-site emergency medical services. The success of these centres depends on several factors, including the ability of the Company to attract qualified physicians and other health care providers and the public's willingness to seek emergency medical care at such centres. There can be no assurance that the Company will be able to obtain the necessary qualified personnel or that the Urgent Care Centre concept will be accepted by the market.

    CLASSIFICATION OF PHYSICIANS AS INDEPENDENT CONTRACTORS; POTENTIAL TAX LIABILITY. The Company contracts with physicians as independent contractors, rather than employees, to fulfill its contractual obligations to hospitals. Therefore, the Company did not historically, and the Company does not currently, withhold income taxes, make Unemployment Insurance and Canada Pension Plan payments, or provide worker's compensation insurance with respect to such independent contractors. The payment of applicable taxes is regarded as the responsibility of such independent contractors. Management believes that classification of physicians as independent contractors is standard industry practice and proper for tax purposes. A contrary determination by taxing authorities or a change in existing law could materially adversely affect the Company and its operations. Most taxing authorities have not challenged or have accepted the classification of contract physicians as independent contractors.

    ADVERSE EFFECT OF PROVINCIAL LAWS REGARDING THE CORPORATE PRACTICE OF MEDICINE. Business corporations are legally prohibited in many provinces from providing or holding themselves out as providers of medical care. While the Company has structured its operations to comply with the corporate practice of medicine laws of Ontario and will seek to structure its operations in the future to comply with the laws of any province in which it seeks to operate, there can be no assurance that, given varying and uncertain interpretations of such laws, the Company would be found to be in compliance with restrictions on the corporate practice of medicine in such province. A determination that the Company is in violation of applicable restrictions on the practice of medicine in any province in which it operates could have a materially adverse effect on the Company if the Company were unable to restructure its operations to comply with the requirements of such province. Such regulations may limit the provinces in which the Company can operate, thereby inhibiting future expansion of the Company into potential markets in other jurisdictions or states.

    CORPORATE EXPOSURE TO PROFESSIONAL LIABILITIES. Due to the nature of its business, the Company and certain physicians who provided services on its behalf may be the subject of medical malpractice claims, with the attendant risk of substantial damage awards. The most significant source of potential liability in this regard is the alleged negligence of physicians placed by the Company at contract hospitals. Physicians staffed by the Company maintain their own malpractice insurance. To the extent such physicians were regarded as agents of the Company in the practice of medicine, a patient could sue the Company for any medical negligence of such physicians. The Company does not believe it could be held liable for an act of a physician staffed by it unless it could be shown that the Company was negligent in assessing the qualifications of such physician.

    GOVERNMENT REGULATION. The Company's operations are subject to extensive government regulation. All physicians working for the Company are independent contractors and are not employees of the Company. All physicians must meet the credentialling requirements of all hospitals for which they are scheduled by the Company to work. All physicians must be properly licensed to practice medicine in Ontario and must have a valid billing authorization from OHIP (Ontario Health Insurance Plan). The application and approval of privileges is governed by the Public Hospitals Act of Ontario. Substantially all of the Company's operating revenue is derived from government funded and administered programs. In Canada, the health care system is publicly administered and is largely considered not for profit. A large for profit health care sector nevertheless co-exists within the non-profit section. OHIP fee for service over the past three years has been "clawed back" to ensure a total spending freeze of $3.8 billion per year in Ontario. In fiscal year 1996-97, the government announced a lowering of billing thresholds for all physicians in the province. The thresholds were lowered to levels which are estimated to affect as many as 30% of physicians. Once billings exceed these thresholds, further billings are discounted by 33%, 66% and 75%.

    The government is currently in conflict with the medical profession over these caps and clawbacks to their income. The Ontario Medical Association has warned the government of large scale service withdrawal unless substantive progress is achieved in negotiating a settlement. This conflict has created greater uncertainty in the province and may result in a substantial threat to the Company's existing core staffing business or it may create opportunities for the Company. There can be no assurance as to what new regulations will be imposed and what effect they will have on the Company.

    ABILITY TO MANAGE GROWTH; ACQUISITION STRATEGY. As part of its business strategy, the Company intends to pursue rapid growth, including possible acquisitions of related and complementary businesses. The Company's growth strategy will require expanded client services and support, increased personnel throughout the Company, expanded operational and financial systems and the implementation of new control procedures. There can be no assurance that the Company will be able to achieve rapid growth or be able to manage expanded operations effectively. Moreover, failure to implement financial and other systems and to add resources could have a material adverse impact on the Company's results of operations and financial condition. The Company has no present commitments, understandings or agreements for any acquisitions. The Company's acquisitions could involve a number of risks including the diversion of management's attention to the assimilation of the companies to be acquired, unforeseen difficulties in the acquired operations, adverse effects on the Company's operating results, amortization of acquired intangible assets and dilution in the ownership interest of stockholders as a result of the issuance of additional Common Stock or Preferred Stock. The Company is prohibited from issuing any Common Stock or Preferred Stock for a period of 24 months from the date of this Prospectus without the prior written consent of the Underwriter. There is no assurance the Company will be successful in consummating any acquisition transactions.

    DEPENDENCE ON KEY PERSONNEL. The success of the Company is largely dependent upon the efforts and abilities of certain members of its management, including but not limited to, Ramesh Zacharias, M.D., its Chief Executive Officer and Carl Pahapill, its President and Chief Operating Officer. The loss of the services of any of the Company's management or key employees would likely have a material adverse effect on the business of the Company. The Company intends to procure key-man life insurance in the amount of $1,000,000 on Mr. Pahapill prior to the Effective Date, although there can be no assurance that it can be obtained. See "Business--Personnel" and "Officers and Directors."



    CONTROL BY MANAGEMENT AND/OR EXISTING STOCKHOLDERS. Following completion of the Offering, the Company's officers and directors will own or have rights to acquire an aggregate of approximately 64% of the voting power of the Company's capital stock. See "Principal Stockholders" and "Description of Securities." There are no cumulative voting rights under the Company's Certificate of Incorporation and therefore, such stockholders will possess the ability to elect all of the directors of the Company, to increase its authorized capital, to dissolve or merge the Company, or to sell its assets, if they so choose and to generally exert substantial control over the business and operations of the Company.


    NEED FOR ADDITIONAL FINANCING. The Company believes that the net proceeds of the Offering will be sufficient to finance the Company's working capital requirements for a period of at least 12 months following the completion of the Offering. In addition, although the Company has not entered into any formal commitments, the Company's strategy is to acquire companies with related and complementary businesses. The continued expansion and operation of the Company's business beyond such 12 month period and its ability to make acquisitions may be dependent upon its ability to obtain additional financing. There can be no assurance that additional financing will be available on terms acceptable to the Company, or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


    LIMITED PUBLIC MARKET FOR THE COMPANY'S SECURITIES; NO ASSURANCE OF PUBLIC TRADING MARKET; PENNY STOCK REGULATION. Prior to the Offering, there has been no market for the Common Stock or Warrants. No assurance can be given that a public market for such securities will develop or that a public trading market, if developed, will be sustained. The Company intends to apply for listing of the Common Stock and Warrants on The Nasdaq Stock Market, Inc. ("Nasdaq") SmallCap Market. If a trading market does in fact develop for the Common Stock and Warrants, there can be no assurance that it will be maintained. If for any reason the Company's securities are not listed on Nasdaq or a public trading market does not develop, purchasers of the Company's securities may have difficulty in selling their securities should they desire to do so. In any event, because certain restrictions may be placed upon the sale of the securities, unless such securities qualify for an exemption from the "penny stock" rules, such as listing on the Nasdaq Small Cap Market, some brokerage firms will not effect transactions in the Company's securities and it is unlikely that any bank or financial institution will accept such securities as collateral, which could have a materially adverse effect in developing or sustaining any market for the securities.


    For continued listing on The Nasdaq SmallCap Market, a company, among other things, must have $2,000,000 in total assets, $1,000,000 in total capital and surplus, $1,000,000 in market value of public float, a minimum bid price of $1.00 per share and have a minimum of two (2) market makers. If the Company is listed on Nasdaq, and the Company is unable to satisfy the requirements for continued listing, trading, if any, in the Common Stock would be conducted in the "pink sheets" or on the NASD OTC Electronic Bulletin Board. Recently, a proposal has been made to increase the criteria for continued listing on the Nasdaq SmallCap Market. If implemented as proposed, stricter criteria for continued listing on The Nasdaq SmallCap Market would be imposed, including the implementation of a $2,000,000 net tangible assets test, higher public float and market value of public float criteria and the implementation of new corporate governance rules. No assurance can be given that such proposal will be adopted or if adopted, that it will be adopted in its current form.

    NO DIVIDENDS. The Company does not intend to pay any dividends on its Common Stock in the foreseeable future. The Company currently intends to retain any earnings to finance the operations of the Company. In addition, the Company's Preferred Stock prohibits the payment of any dividends on the Common Stock until all accrued dividends have been paid on the Preferred Stock. See "Dividend Policy" and "Description of Securities."


    IMMEDIATE AND SUBSTANTIAL DILUTION. This Offering involves an immediate and substantial dilution to investors. Purchasers of Common Stock in the Offering will incur an immediate dilution of US$4.12 per share (assuming no value is ascribed to the Warrants) in the net tangible book value of their investment from the initial public offering price, which dilution amounts to approximately 106% of the initial public offering price per share of Common Stock. Investors in the Offering will pay US$3.90 per share, as compared with an average cash price of US$.63 per share of Common Stock paid by existing stockholders. See "Dilution."


    BROAD DISCRETION IN APPLICATION OF PROCEEDS. Approximately 29.75% of the net proceeds of the Offering will be applied to working capital and general corporate purposes. Accordingly, management of the Company will have broad discretion over the use of proceeds. See "Use of Proceeds."

    SHARES ELIGIBLE FOR FUTURE SALE. All of the 1,940,000 shares of Common Stock of the Company outstanding as of the date of this Prospectus are "restricted securities," of which 840,000 are owned by "affiliates" of the Company, as those terms are defined in Rule 144 promulgated under the Securities Act. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted shares of Common Stock for at least two years is entitled to sell in brokerage transactions, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or if the Common Stock is quoted on NASDAQ or a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale. Rule 144 also permits a person who presently is not and who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock for at least three years to sell such shares without regard to any of the volume limitations described above. An aggregate of 125,000 shares of Common Stock are being registered concurrently with this Offering. Robert Rubin, a Director, holds options to purchase an aggregate of 700,000 shares of Common Stock. In the event Mr. Rubin exercises such options, the shares will be eligible for resale under Rule 144 commencing two years from the exercise of the options. All of the Company's existing securityholders have agreed not to sell or otherwise dispose of any of their shares of Common stock for a period of two years from the date of this Prospectus, without the prior written consent of the Underwriter. There can be no assurance that the Company will not issue additional options currently available for issuance. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or the availability of such shares for sale will have on the market prices of the Company's securities prevailing from time to time. The possibility that substantial amounts of Common Stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital in the future through the sale of equity securities. See "Shares Eligible for Future Sale."

    POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS. The Warrants offered hereby are redeemable, in whole or in part, at a price of $.10 per Warrant, commencing two years after the Effective Date (or earlier with the consent of the Underwriter) and prior to their expiration; provided that (i) prior notice of not less than 30 days is given to the Warrantholders; (ii) the closing bid price of the Common Stock on each of the 20 consecutive trading days ending on the third business day prior to the date on which the Company gives notice of redemption has been at least $8.00; and (iii) Warrantholders shall have exercise rights until the close of the business day preceding the date fixed for redemption. Notice of redemption of the Warrants could force the holders to exercise the Warrants and pay the Exercise Price at a time when it may be disadvantageous for them to do so, or to sell the Warrants at the current market price when they might otherwise wish to hold them, or to accept the redemption price, which may be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities--Warrants."

    REQUIREMENTS OF CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION IN CONNECTION WITH THE EXERCISE OF THE WARRANTS. The Warrants offered hereby are not exercisable unless, at the time of exercise, (i) there is a current prospectus relating to the Common Stock issuable upon the exercise of the Warrants under an effective registration statement filed with the Securities and Exchange Commission, and (ii) such Common Stock is then qualified for sale or exempt therefrom under applicable state securities laws in the jurisdictions in which the various holders of Warrants reside. There can be no assurance, however, that the

Company will be successful in maintaining a current registration statement. After a registration statement becomes effective, it may require updating by the filing of a post-effective amendment. A post-effective amendment is required (i) any time after nine months subsequent to the effective date when any information contained in the prospectus is over sixteen months old, (ii) when facts or events have occurred which represent a fundamental change in the information contained in the registration statement, or (iii) when any material change occurs in the information relating to the plan of distribution of the securities registered by such registration statement. The Company anticipates that this Registration Statement will remain effective for at least nine months following
the date of this Prospectus or until             , 1997, assuming a
post-effective amendment is not filed by the Company. The Warrants will be separately tradeable and separately transferable from the Common Stock offered hereby immediately commencing on the date of this Prospectus. The Company intends to qualify the Warrants and the shares of Common Stock issuable upon exercise of the Warrants in a limited number of states, although certain exemptions under state securities ("blue sky") laws may permit the Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified. The Company will be prevented, however, from issuing shares of Common Stock upon exercise of the Warrants in those states where exemptions are unavailable and the Company has failed to qualify the Common Stock issuable upon exercise of the Warrants. The Company may decide not to seek, or may not be able to obtain qualification of the issuance of such Common Stock in all of the states in which the holders of the Warrants reside. In such a case, the Warrants of those holders will expire and have a no value if such Warrants cannot be exercised or sold. See "Description of Securities."


    AUTHORIZATION AND DISCRETIONARY ISSUANCE OF PREFERRED STOCK AND COMMON STOCK. The Company's Certificate of Incorporation authorizes the issuance of an unlimited number of shares of Common Stock and "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors Accordingly, the Board of Directors is empowered, without stockholder approval, to issue an unlimited number of shares of Common Stock for any purpose without stockholder approval or issue preferred stock with dividend, liquidation, conversion, voting or other rights which could decrease the amount of earnings and assets available for distribution to holders of Common Stock and adversely affect the relative voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Except for 500,000 shares of Preferred Stock currently held by Ramesh and Victoria Zacharias, the Company has no present intention to issue any shares of its preferred stock. However, there can be no assurance that the Company will not issue shares of preferred stock or common stock in the future. The Company has agreed with the Underwriter that, except for issuances disclosed in or contemplated by this Prospectus, it will not issue any securities, including but not limited to any shares of preferred stock, for a period of 24 months following the Effective Date, without the prior written consent of the Underwriter. See "Certain Transactions" and "Description of Securities--Preferred Stock."


    NON-REGISTRATION IN CERTAIN JURISDICTIONS OF SHARES UNDERLYING THE
WARRANTS. Although the Common Stock and the Warrants will not knowingly be sold to purchasers in jurisdictions in which they are not registered or otherwise qualified for sale, purchasers may buy the Common Stock or Warrants in the aftermarket or may move to jurisdictions in which the shares of Common Stock issuable upon exercise of the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In such event, the Company could be unable to issue shares to those persons desiring to exercise their Warrants unless and until the shares could be registered or qualified for sale in the jurisdiction in which such purchasers reside, or an exemption to such qualification exists or is granted in such jurisdiction. If the Company was unable to register or qualify the shares in a particular state and no exemption to such registration or qualification was available in such jurisdiction, in order to realize any economic benefit from the purchase of the Warrants, a holder might have to sell the Warrants rather than exercising them.

No assurance can be given, however, as to the ability of the Company to effect any required registration or qualification of the Common Stock or Warrants in any jurisdiction in which registration or qualification has not already been completed. See "Description of Securities--Warrants."

                                USE OF PROCEEDS


    The net proceeds to the Company from the sale of the Common Stock and Warrants offered hereby, after deducting underwriting discounts and commissions and other expenses of the Offering, are estimated to be U.S. $4,000,000 (U.S. $4,172,500 if the Over-allotment Option is exercised in full). The Company intends to use the net proceeds of the Offering as follows:



                                                                        AMOUNT      PERCENTAGE
                                                                     -------------  -----------
                                                                         (U.S.
                                                                       DOLLARS)
Urgent Care Centres (1)............................................   $ 1,000,000        25.00%
Emergency Service Contracts (2)....................................     1,150,000        28.75%
Repayment of Bridge Notes (3)......................................       510,000        12.75%
Computer Equipment(4)..............................................       150,000         3.75%
Working Capital and General Corporate Purposes.....................     1,190,000        29.75%
                                                                     -------------  -----------
                                                                      $ 4,000,000       100.00%
                                                                     -------------  -----------
                                                                     -------------  -----------


------------------------


(1) Represents the estimated capital and working capital costs related to establish the first 10 Urgent Care Centres. See "Management Discussion and Analysis of Financial Condition and Results of Operations" and "Business."


(2) Represents the cost of financing accounts receivable for emergency service contracts that the Company anticipates receiving over the next 24 months, although there can be no assurance of the receipt thereof. Until required, these funds will be invested in short-term instruments to remain available to finance the new emergency service contracts. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


(3) Represents repayment of the principal and accrual interest on the Bridge Notes in January 1997 in connection with the Bridge Financing. These Bridge Notes are due June 1998, or earlier upon receipt of gross proceeds of at least US$4,000,000 (debt or equity) from an underwritten public offering. See "Certain Relationships and Related Transactions--8% promissory notes."



(4) Represents the estimated cost of upgrading the Company's management information systems, particularly its accounting and billing systems. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."



    The foregoing represents the Company's estimate of the allocation of the net proceeds of the Offering, based upon the current status of its operations. In the event that the Company's plans change or its assumptions change or prove to be inaccurate or the net proceeds of the Offering prove to be insufficient, the Company may find it necessary or desirable to reallocate a portion of the net proceeds within the above described categories, use proceeds for other purposes, seek additional financing or curtail its operations. Any reallocation of the net proceeds will be consistent with management's current objectives and at the discretion of the Board of Directors of the Company.



    The Company anticipates that the net proceeds from the Offering, together with cash flow from operations, will be sufficient to meet the Company's anticipated cash requirements for a period of 12 months from the completion of the Offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


    Pending application, the net proceeds will be invested in short-term money market instruments and direct or indirect Canadian or U.S. Government obligations. Any proceeds received upon exercise of the Warrants and the Over-allotment Option, as well as income from investments, if any, will be added to working capital.

                                    DILUTION


    At August 31, 1996, the Company had a net tangible book value (deficit) of (US $4,716,069) or (US$2.43) per share of outstanding capital stock. Net tangible book value represents the Company's total tangible assets less total liabilities, divided by the number of shares of capital stock outstanding. After giving effect to the sale of the Common Stock and the Warrants offered hereby (assuming no value is ascribed to the Warrants), the adjusted pro forma net tangible book value (deficit) of the Company would have been approximately (US $716,070) or approximately (US $.22) per share of outstanding capital stock at August 31, 1996. This represents immediate dilution of US $4.12 per share, or 106% to purchasers of the Common Stock and Warrants in the Offering. The following table illustrates the per share dilution to be incurred by the public investors in the Offering:



Assumed initial offering price per share............                US $3.90
Net tangible book value at August 31, 1996..........  (US $2.43)
Increase per share attributable to the sale of the
  Common Stock offered hereby.......................    US $2.21
                                                      ----------
Pro forma net tangible book value after the
  Offering..........................................               (US $.22)
                                                                  ----------
Dilution per share to new investors.................                US $4.12
                                                                  ----------
                                                                  ----------



    The following table summarizes the number and percentages of shares of Common Stock purchased from the Company through the date of this Prospectus, the amount and percentage of cash consideration paid and the average price per share paid to the Company by existing stockholders and by new investors pursuant to the Offering:



                                                               TOTAL CONSIDERATION PAID      AVERAGE
                                          SHARES PURCHASED   ----------------------------     PRICE
                                          NUMBER/PERCENTAGE      AMOUNT         PERCENT     PER SHARE
                                          -----------------  ---------------  -----------  ------------
Existing Stockholders...................    1,940,000/60.8%  US$   1,216,739        19.6%      US$0.63
New Investors...........................    1,250,000/39.2%     US 4,875,000        80.4%      US$3.90
                                          -----------------  ---------------       -----
                                             3,190,000/100%  US$   6,091,739       100.0%
                                          -----------------  ---------------       -----
                                          -----------------  ---------------       -----


------------------------


In calculating dilution, the presentation gives effect to the potential conversion of an aggregate of $4,500,000 of Convertible Preferred Stock which is convertible into shares of Common Stock at $9.00 per share in ten years. While giving effect to the conversion resulted in a charge to retained earnings of $6,120,000 (US$4,500,000), the value of the Convertible Preferred Stock does not form part of the net tangible book value available to the common shareholders as adjusted August 31, 1996.

                                 CAPITALIZATION


    The following table sets forth, as of August 31, 1996, (i) the actual capitalization, (ii) the capitalization of the Company as adjusted to give effect to the Bridge Financing and the Recapitalization, as defined in Certain Relationships and Related Transactions, and (iii) the capitalization of the Company as adjusted to give effect to the sale by the Company of 1,250,000 shares of Common Stock and 1,250,000 Warrants offered hereby and the application of the estimated net proceeds thereof. This information should be read in conjunction with the consolidated financial statements and related notes thereto appearing elsewhere in this Prospectus.



                                                                                  AUGUST 31, 1996
                                                                            ---------------------------
                                                                                                          AS FURTHER
                                                                              ACTUAL    AS ADJUSTED (1)  ADJUSTED (2)
                                                                            ----------  ---------------  ------------
Short Term Debt
  Current Portion of Long Term Debt.......................................  $   --      $    110,162     $    --
  8% Bridge Notes.........................................................      --           680,000          --
                                                                            ----------  ---------------  ------------
                                                                                --           780,162          --
                                                                            ----------  ---------------  ------------
                                                                            ----------  ---------------  ------------
Long Term Debt............................................................      45,830        45,830           45,830
                                                                            ----------  ---------------  ------------
Stockholders' Equity:

Convertible Redeemable Preferred Stock no par value; authorized unlimited shares none issued (actual), 500,000 shares issued and outstanding (as
  adjusted) and (as further adjusted).....................................      --         6,120,000        6,120,000

Common Stock--no par value authorized unlimited, Shares issued and outstanding 3,408,333 (actual), 1,940,000 (as adjusted) and 3,190,000
  (as further adjusted)...................................................     919,765     1,654,765(3)     7,094,765

Accumulated Deficit.......................................................    (757,953)   (7,612,953)(3)   (7,612,953)
                                                                            ----------  ---------------  ------------
                                                                            ----------  ---------------  ------------

Total Shareholders Equity.................................................     161,812       161,812        5,601,812

Total Capitalization......................................................  $  207,642  $    887,642     $  5,647,642
                                                                            ----------  ---------------  ------------
                                                                            ----------  ---------------  ------------


--------------------------


(1) Adjusted to reflect the issuance of the Bridge Notes and 125,000 shares of Common Stock pursuant to the Bridge Financing, the issuance of 500,000 shares of convertible preferred stock prior to the Offering which resulted in a charge to retained earnings of $6,120,000, and the issuance of 610,000 shares of Common Stock to Hampton House in connection with the recapitalization. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Transaction."



(2) Gives effect to the sale of 1,250,000 shares of Common Stock and 1,250,000 Warrants and the application of the net proceeds thereof. See "Use of Proceeds."



(3) Reflects (i) a charge to retained earnings of $610,000 in connection with the issuance of 610,000 shares of Common Stock to Hampton House International in connection with the recapitalization, and (ii) the charge to retained earnings of $6,120,000 in connection with the recapitalization resulting from the issuance of 125,000 shares of Common Stock and U.S.$500,000 in promissory notes issued in connection with the Company's January 1997 Bridge Financing, and the issuance of 500,000 shares of convertible preferred stock prior to the Offering.



(4) Reflects a credit to common stock resulting from the issuance of 610,000 shares of Common Stock in connection with the Recapitalization.

                                   DIVIDENDS


    To date, the Company has paid $145,383 in cash dividends. The Company has no present intention of paying any additional dividends on its Common Stock in the foreseeable future, as it intends to use its earnings, if any, to generate increased growth. The payment by the Company of cash dividends, if any, in the future, rests solely within the discretion of its Board of Directors and will depend upon, among other things, the Company's earnings, capital requirements and financial condition, as well as other factors deemed relevant by the Company's Board of Directors. The terms of the outstanding Preferred Stock prohibit the payment of any dividends on Common Stock until dividends have been paid on the Preferred Stock. See "Description of Securities--Preferred Stock."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

    The Company believes that emergency departments, which are often the first point of contact with patients, play an important role in providing the individual with continuous access to the healthcare system. The Company's history dates back to 1983 when its founder identified the need for a private sector company that could provide emergency physician contract staffing and recruitment. A tenet of the Company's strategy has been that third party providers of specialized emergency care medicine can play an important role in reducing the costs of publicly funded healthcare systems while ensuring the highest quality of care.


    Socialized medicine has been in place in the Province of Ontario for a quarter of a century. As the Canadian government's healthcare program is the most expensive government program, it is therefore an obvious and unavoidable target for restraints. It was built with a recognition that the transfer from private health care to state-funded care would be a complex transition. Since the transition, there has been a reluctance to address major reforms. Consequently, the system has grown rapidly in both cost and complexity.


    Demand for emergency care has grown significantly over the past ten years, notwithstanding the small proportion of physicians focusing on emergency medicine. Moreover, recruitment of experienced emergency medicine practitioners by hospitals in other countries is intense and such demand is expected to continue for some time. Given the uncertainties associated with patient volumes in several Ontario hospital emergency departments, the pool of available physicians willing to practice emergency medicine has been declining.

    In the last five to ten years, major changes have been occurring in the way services are delivered within hospitals in Canada. The length of time patients stay in hospitals has been dropping substantially. Overall, the average length of stay in acute care hospitals has decreased 20% in the last five years. Patients who five years ago would generally have spent up to ten days in hospital are now often being operated on using minimally invasive surgery which results in their being discharged within a day or two of being admitted.

    Day surgery as a percentage of all surgery has increased from 53% to 70% in five years. As a result, in many hospitals the majority of surgery is now done on an outpatient basis. Many other services previously provided mainly on an inpatient basis are shifting to outpatient programs (e.g., dialysis, chemotherapy and diagnostic testing).


    Thus, governments have been studying alternatives to the existing fee-for-service funding of physicians in order to reduce health care costs. Since 1988, close to 3,500 acute care hospital beds have been closed in the Toronto Metropolitan area alone, a 30% decrease. Although the number of acute care beds has decreased by 30% and similar bed decreases have occurred in other areas, the number of hospitals remains unchanged. Scarce public health dollars continue to be spent on the overhead and infrastructure of independent facilities even though the amount of time patients spend in these facilities has decreased. Among hospitals, 25% to 30% of funds are spent on administrative, overhead and infrastructure costs.



    Funding constraints for health care in Ontario have resulted in billing caps, with a sliding scale claw-back. This claw-back reduces the amount a physician can bill after total annual billing exceeds $275,000. Other solutions under consideration include rostered patient care. Rostering is a reimbursement plan based on a fixed fee per patient as opposed to Fee-For-Service. The patient would assume financial responsibility for non-emergency care when such care is obtained outside the rostered family practice but within a defined geographic proximity if it is accessed merely for convenience. However, proponents of various roster-based models have not offered any concrete proven solutions to decrease emergency department utilization.

    Fees charged by the Company for emergency department staffing services are comprised of two elements: (i) hospital services; and (ii) physician services. Under each hospital contract, the Company has the responsibility for the billing and collection of physician fees. The Company charges each hospital a fee for its recruiting and staffing services either on a fixed fee or fee-for-service basis.

    The Company's contracts are designed to transfer to the hospital the financial risks arising from changes in patient volume, payor mix and third party reimbursement rates. Because the majority of such contracts are reimbursed from government healthcare insurance plans, the Company's bad debt experience in collection of physician fees has been less than 1% of allowable billings, primarily due to administrative errors. Fee-for-service contractual arrangements involve a credit risk related to services provided to uninsured individuals. The Company's working capital needs are generally a function of the acquisition of new hospital contracts or the conversion of fixed fee contracts to fee-for-service contracts.

    The Company's management believes that the Company is positioned as a viable solution to some of the existing problems in the healthcare system and therefore has expanded its original offering of physician staffing and recruitment to provide a broader range of services to fit needs in the emergency and related health services marketplace.

                             RESULTS OF OPERATIONS

    EIGHT MONTHS ENDED AUGUST 31, 1996 COMPARED TO EIGHT MONTHS ENDED AUGUST 31,
     1995


    NET SERVICE REVENUES. Revenues decreased by $453,158 or 5.9% from $7,626,016 in 1995 to $7,172,858 in 1996. The decrease in revenue can be attributed to the reduction in the number of hospital staffing contracts and the closure of an unprofitable medical clinic in October 1995. The Company expects to increase its number of hospital contracts in the next four months by expanding its focus on securing new contracts, although there can be no assurance that such contracts will be secured.


    PHYSICIAN FEES. Physician Fees, which represent fees to contract physicians, represent the largest single variable expense. These fees are earned primarily through the Company's emergency medical services to hospital emergency department contracts. Physician fees have declined by $159,177, or 2.7%, from $5,781,849 in 1995 to $5,622,672 in 1996 due to the reduction in the number of hospital staffing contracts. Physician fees represented 78.3% of net revenues for 1996 and 75.8% of net revenues in 1995.

    OPERATING EXPENSES. Operating expenses increased by $102,084, or 6.7%, from $1,513,712 in 1995 to $1,615,796 in 1996. In anticipation of the Company's growth, the Company had increased its administrative, management and marketing support. More recently, the Company has restructured its operating overhead in an effort to better position itself as a competitive deliverer of emergency related health services. These expenses represent 19.8% and 22.5% of net revenues in 1995 and 1996 respectively.

    OTHER EXPENSES. Other expenses have increased by $559,095 from $69,155 in 1995 to $628,250 in 1996. This increase was due primarily to a write-down of $466,462 for an investment in a clinic in Prague, Czech Republic. The write-down was due to an unanticipated difficulty in penetrating the market and generating a sufficient return on capital invested from that clinic. The Prague clinic was closed on January 31, 1997. Given the domestic opportunities available, the Company has decided to focus its efforts on domestic operations. This increase in other expenses was also affected with start-up project costs for a healthcare consulting project in Budapest, Hungary which represented $52,265 of the increase. Amortization of capital assets also increased due to the Company's expansion. Interest expense decreased $16,131, or 37.7% in the first eight months of 1996 as compared to the same period in 1995 due primarily to reduced bank borrowings.

    NET INCOME. As a result of the above items, the Company had a net loss of $591,511 in the eight months ended August 31, 1996 as compared to a net income of $202,300 in the eight months ended August 31, 1995.


    YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

    NET SERVICE REVENUES. Revenues increased by $508,799, or 5%, from $10,474,754 to $10,983,553. This increase was primarily attributable to the increase in hospital staffing contracts from 13 to 15 contracts in 1995.

    PHYSICIAN FEES. Physician Fees, which represent fees to contract physicians, represent the largest single variable expense. These fees are earned primarily through the Company's emergency medical services to hospital emergency department contracts. Contract physician fees increased $435,000, or 5.5% from $7,950,712 to $8,385,712 and represent 76.3% of net revenues for 1995 compared with 75.9% of net revenues for 1994. The increase in physician fees is consistent with the increase in the number of hospital staffing contracts in 1995.

    OPERATING EXPENSES. Operating expenses decreased $30,353, or 1.3% from $2,199,374 in 1994 to $2,169,021 in 1995. These expenses represent 21.0% of revenues and 19.7% of revenues in 1994 and 1995, respectively. The decline as a percentage of revenues is the result of better productivity in 1995 compared to 1994 and specific cost reductions in occupancy costs and supplies relating to the closure of an unprofitable clinic.

    INTEREST EXPENSE. Interest expense increased $16,800, or 32.4% during 1995, as compared with 1994. The increase is attributable to an increase in borrowings to finance accounts receivable due to the 5% growth in net revenues, largely derived from billings to government healthcare insurance plans for services rendered by the Company's physicians.


    NET INCOME. As a result of the above items, the Company had a net loss of $300,487 in 1995 as compared to a net income of $174,531 in 1994.


    YEAR ENDING DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993


    NET SERVICE REVENUES. Net revenues increased by $1,534,906, or 17.1%, from $8,939,848 in 1993 to $10,474,754 in 1994. The increase in revenue can be attributed primarily to the increase in hospital staffing contracts.



    PHYSICIAN FEES. Physician fees increased by $1,164,525, or 17.1%, from $6,786,187 in 1993 to $7,950,712 in 1994. As a result of the increase in hospital staffing contracts, the physician fees remained constant, representing 75.9% of net revenues for both 1993 and 1994.



    OPERATING EXPENSE. Operating expenses increased by $26,851, or 1.2%, from $2,172,523 in 1993 to $2,199,374 in 1994. These expenses represented 24.3% and
20.9% of the Company's net revenues in 1993 and 1994, respectively.



    NET INCOME. As a result of the above items, the Company had a net income of $174,531 as compared to a net loss of $107,516 in 1993.


LIQUIDITY AND CAPITAL RESOURCES

    The capital requirements of the Company arise in four major areas. These are
(i) the need for additional capital to increase business through new service contracts for hospital emergency departments, (ii) the commencement of new specialty healthcare clinics, (ii) marketing expenses associated with consulting services both in Canada and international markets, and (iv) the need for capital to increase administrative capabilities, including centralized billing and collection services and management information systems.

    Marketing expenses associated with consulting services both in Canada and international markets are not expected to be material in the next 24 months as the Company's resources will be focused on developing new hospital contracts in Canada and the development of Urgent Care Centres.


    The Company is planning to develop a chain of Urgent Care Centres, initially in Ontario and then in other provinces, that it believes will gain public recognition and government support as a quality deliverer of emergency health care. The first Urgent Care Centre is planned to open in the second quarter of 1997 with up to nine additional centres scheduled over the following eighteen months. Any decision to expand this base of 10 centres will be based on realized profitability and capital resources. The Company anticipates that the funding required to support this plan will amount to about $2.0 million. The Company estimates that bank financing and third party lease financing of at least $500,000 can be secured, thus approximately $1.5 million of the net proceeds from the Offering will be used to support the long-term capital and working capital requirements of the Urgent Care Centres. As of the date of this Prospectus, the Company has not secured any bank financing or third party financing, and there can be no assurance that such additional funding will be obtained on terms favorable to the Company, or at all. See "Use of Proceeds."



    In January 1996, the Company issued 1,000,000 shares of Common Stock for net proceeds of approximately $845,000 together with warrants to purchase 1,000,000 shares at an exercise price of $2.00 per share. As part of the Company's November 1996 capital restructuring, all holders of the warrants surrendered their outstanding warrants.


    In September 1996, the Company acquired all of the assets and physician contracts of the St. Georges Health Services Organization (HSO) for a $155,992 promissory note, 75,000 shares of the Company's Common Stock, and the assumption of $216,717 of liabilities . This HSO was a contractual agreement with the Ministry of Health to provide primary care at a clinic for a specified number of registered patients.

    In January 1997, the Company completed a private placement of its securities, in which it sold 8% promissory notes in the aggregate principle amount of US$500,000 and 125,000 shares of its Common Stock and raised aggregate gross proceeds of US $500,000. The net proceeds of US $425,000 were initially applied to reduce the Company's bank borrowings. The principal and accrued interest on the notes are due and payable upon the earlier of 18 months from the date of issuance or receipt by the Company of at least US $4,000,000 from the sale of its debt and\or equity securities in a public or private financing.


    Robert Rubin, a director of the Company, has extended the Company a $500,000 line of credit which bears interest at 2% above the prime rate. As of the date hereof, there is no outstanding balance under such line of credit.



    The Company believes, although there can be no assurance, that net proceeds of the Offering and operating revenues will provide sufficient capital to finance the Company's capital requirements during the 12 months following completion of the Offering. If the Company encounters unexpected expenses during such period, or if after such period, revenues from operations are not sufficient to fund operations or growth, the Company may require additional financing. There can be no assurance that the Company will be able to obtain additional financing on acceptable terms, or at all.


    Inflation has not had, nor is it expected to have, a material impact on the operations and financial condition of the Company.

                                    BUSINESS

BACKGROUND

    Due to increasing government fiscal restraint, Ontario's health care system is currently undergoing a significant restructuring by the provincial government. Based on a determination that the Ontario public healthcare system was not fiscally efficient, the Province of Ontario recently enacted legislation which gives its provincial government the ability to implement a health care system restructuring plan. The new legislation established the Health Services Restructuring Commission which has decision making authority over every aspect of a public hospital's operations, from how much public funding a given hospital will receive to whether a hospital should cease its operations. As a result, the Company believes that the Ontario health care system, which provides health care services to Ontario's population of approximately 11 million (or approximately 37% of Canada's population), is open to the formation of partnerships between the public and private sector, whereby the private sector could become the provider of much of the efficient health care services the government seeks to have available.

THE COMPANY

    The Company specializes in the coordination and delivery of emergency related healthcare services. The broad range of services currently offered by the Company include operational consulting and healthcare management services, management of special purpose health clinics, physician and nurse staffing, and health educational services.

    In connection with the services it provides, the Company contracts with a wide range of physicians and other healthcare professionals. The Company has strategically divided its business operations into two divisions, the Emergency Medical Services Division (the "EMS Division") and the Clinical Operations Division (the "CO Division").

THE EMS DIVISION

    Competitive pressures have focused the attention of many healthcare administrators, in both the private and public sectors, on the need for better staffing of their medical professionals. Hospitals have increasingly turned to contract staffing firms with specialized skills to help solve physician contract and scheduling problems.

    The EMS Division was established in 1983 as a medical staffing and recruitment business. The Company provides physician staffing and administrative support to emergency departments and physician recruitment services to Canadian hospitals and emergency physician groups. The administrative services include billing, maintenance of records and coordinating with third party payors. Under its contracts with hospitals, the Company is obligated to provide emergency department physician coverage. The Company also coordinates the scheduling of staff physicians which provides emergency department coverage and assists the hospital's administrative and medical staff in such areas as quality assurance, risk management, departmental accreditation and marketing. Under the direction of the Company's management, the Company's physician pool of approximately 140 emergency physicians undergo a rigorous accreditation program in order to ensure the quality of doctors who provide services on behalf of the Company.

    The Company's services are reimbursed either based on a monthly fee payable by the hospital or alternately on a per shift basis. As of August 31, 1996, the Company had 14 hospital contracts, of which 11 were contracted to pay monthly administration fees and three were contracted to pay based on per shift billings.

    CONTRACTUAL ARRANGEMENTS

    MANAGEMENT CONTRACTS WITH PHYSICIANS. The Company identifies, recruits and screens potential candidates to serve as emergency room physicians in hospitals which have contracted for the Company's contract staffing services. The Company then enters into contracts with physicians who meet its qualifications and provides those physicians as candidates for admission to the hospital's medical staff. While each hospital with which the Company contracts, ultimately determines whether a physician must be board certified in emergency medicine to provide medical services in its emergency room, in general, the hospitals do not require physicians to be so certified. The Company requires all physicians to be currently licensed to practice medicine in the Province of Ontario and to be Advanced Cardiac Life Support ("ACLS") or Advanced Training Life Support ("ATLS") certified before entering into a contract for the physician's services.

    The Company bills and collects the professional fees for the medical services provided. Professional fees payable to the physician are disbursed by the Company pursuant to each physician's contract. Physicians are generally paid on the basis of the greater of a fixed hourly rate or fee for service patient billings. As independent contractors, the physicians are responsible for their own income taxes and statutory remittances to the respective federal and provincial governments, as well as professional liability insurance. See "Risk Factors--Classification of Physicians as Independent Contractors; Potential Tax Liability."

    The terms and conditions of the Company's contracts with physicians generally provide that the Company, on a best efforts basis, bears the primary responsibility to provide physician coverage to various facilities under contract. Each physician is not an employee of the Company but is instead an independent contractor of services to various medical facilities under contract with the Company. Each physician must remain in good standing with the College of Physicians & Surgeons of the Province of Ontario and be licensed to practice medicine in the Province of Ontario. Each physician must remain in good standing with the Canadian Medical Protective Association ("CMPA") and have appropriate CMPA coverage to provide physician services to patients while working with the Company. Each physician is expected to maintain an acceptable level of Continuing Medical Education ("CME") in order to qualify for reimbursement. Physicians are bound by a non-competition restriction not to provide services at any hospital where the Company has a contract for one year following the contract term.

    CONTRACTS WITH HOSPITALS. The Company coordinates the scheduling of staff physicians to provide coverage on a negotiated basis to a hospital's emergency department.

    The Company generally provides contract physician staffing services to hospitals on the following arrangements: fee-for-service contracts and physicians per shift that the Company provides to the hospital. In addition, physicians under contract to the Company authorize the Company to bill and collect fees. Depending upon the hospital patient volume, the Company may receive a subsidy from the hospital. Pursuant to such contracts, the Company assumes responsibility for billing and collection and assumes risks of administrative error and subsequent non-payment. All of these factors are taken into consideration by the Company, in arriving at appropriate contractual arrangements with healthcare institutions and professionals.

    The Company currently has in place contracts for the provision in Ontario of emergency care services by its contracted physicians with 14 hospitals.

    THE EMS DIVISION'S OPERATIONS

    The principal operating activities of the Emergency Medical Services Division include the following:

    RECRUITMENT AND CREDENTIALS The recruitment and certifying of credentials of qualified independent contract physicians is a central aspect of the Company's operations. Three full-time employees of the Company are dedicated to recruiting and certifying credentials of the independent contact physicians for the Company. The Company recruits physicians from three groups. The first group is recruited directly from post graduate programs. Seminars are held in most of the teaching hospitals in Ontario to inform all the residents of family medicine and specialty training about career opportunities in the Company. The second and third groups recruited are family physicians with an interest in emergency medicine and full-time emergentologists. As part of its recruiting strategy, the Company intends to allow its contracted physicians to participate in the Company's 1997 Stock Option Plan. The Company believes that this will encourage physicians to make long-term commitments.

    QUALITY ASSURANCE. Quality assurance systems are designed to ensure consistency in clinical practice performance. These systems are subject to review and examination by independent hospital credential and regulatory agencies. As part of the Company's quality assurance program, all physicians are required to have ACLS and ATLS certification, provide a Certificate of Professional Conduct from the College of Physicians and Surgeons of Ontario, be approved by the credentialing committee in their respective hospitals that are governed by the Public Hospital Act, maintain adequate malpractice coverage, and maintain continuing medical education credits. Principally, quality assurance is the responsibility of Dr. Nimigan, the Company's Executive Medical Director, as well as the Medical Director assigned to such hospital. There are currently four Medical Directors responsible for quality assurance activities, including Dr. Zacharias. The efficacy of these systems, and the performance of its contract physicians, are critical to maintaining a good relationship with the hospitals, as well as minimizing the exposure of the Company to liability claims.

    TIME SCHEDULING. The scheduling of physician hours is performed monthly. Hospitals are provided a monthly physician coverage schedule prior to the first of each month. Under some of the hospital contracts, multiple physician coverage is required during certain periods. Because of varying other demands on the contract physicians, the scheduling process is complex and requires significant management attention. The Company has two full-time employees dedicated to scheduling issues.

    BILLING AND COLLECTION OF SERVICES. Fees generated by emergency department coverage are comprised of two elements: (i) hospital administrative fees; and
(ii) physician services. Under each hospital contract, the Company has the responsibility for the billing and collection of physician fees. The Company's bad debt experience in collection of physician fees has been less than 1% of allowable billings. In addition, the Company charges each hospital a fee for its recruiting and staffing services either on a fixed fee or fee-for-service basis.

    PERSONNEL ADMINISTRATION. The Company assists the contracted physicians in personnel administration, which includes the administration of physician fee reimbursement. In addition, the Company provides for the administration of fringe benefit programs, which may include but are not limited to life insurance, health insurance, professional dues and disability insurance.

    CONSULTING AND HEALTHCARE MANAGEMENT SERVICES. Hospitals have increasingly turned to consulting specialists with specialized skills to strengthen the management of their professional medical staff and specific clinical departments, to better control costs, and to assist hospitals in meeting their healthcare coverage needs and obligations to patients who are indigent, uninsured or unassigned to a referring physician. In the past three years, consulting contracts have been conducted with Hotel-Dieu Grace Hospital and The Wellesley Hospital.

    The Company has also conducted several international consulting assignments for healthcare clients in Saipan, the Cayman Islands, Malaysia and Russia, including feasibility studies, identification of medical service needs, planning of healthcare delivery systems and developing marketing strategies. The Company is currently engaged in two consulting assignments, the first of which is to provide an accident and emergency consulting study for the State of Kerala in India, the costs of which are funded in part by the Canadian government and in part by the Ministry of Health in Kerala, and the second of which is to provide an integrated strategic plan for the delivery of health and social services in the Northwest Territories in Canada, the costs of which are being funded by the Northwest Territory Provincial government.

    The Company expects to continue its growth through staffing additional hospital contracts. In particular, the Company intends to both strategically target hospitals and physician groups. Management actively seeks opportunities to competitively bid for hospital contracts.

    In addition, the Company intends to take advantage of the government's plans to restructure the delivery of Canadian medical care through fewer but more efficient hospitals and hospital groups. It is expected that hospitals will increasingly look to outsourcing from third party providers. Specifically, the Company expects that hospitals will seek opportunities for emergency care specialists not only to staff the emergency departments but also to administer and operate all aspects of those departments.

    Hospital restructuring has become a political focus in Ontario. The provincial government is reducing expenditures in the hospital sector as part of the restructuring. Historically, restructuring has been generally related to downsizing within a single organization. In Ontario, realizing additional savings in hospital medical services will be increasingly difficult without significant program reductions. There is a need, therefore, for new solutions which reduce the excess physical capacity in the healthcare system (e.g., number of facilities), reduce administrative overhead and rationalize medical services.

    In order to achieve this magnitude of change, the Company believes it will be necessary for hospitals to go outside their organization and consider means by which they can cooperate with other organizations. Management believes that the new wave of hospital restructuring will result in many hospital mergers and some hospitals will close. The government of Ontario recently enacted the Savings and Restructuring Act (Bill 26), a Bill that enables the Government to proceed with its restructuring plans.

    The Company believes that its experience in the provision of emergency medicine as well as its consulting expertise in reducing hospital costs can demonstratively convince hospitals to out-source emergency department services to the Company.

THE CO DIVISION


    The Company owns and operates four clinics in Canada, including two clinics in Toronto's Lester B. Pearson International Airport. In addition, the Company operates the Glenderry clinic in which it owns a 33.33% interest. The locations of and services provided at the Company's clinics are as follows:


    AIRPORT. The Company has contracted with the Ministry of Transportation to provide emergency services for both Terminal 1 and 2 Medical Clinics Toronto's Lester B. Pearson International Airport. The airport clinics provide emergency services throughout the airport to approximately eight million travelers who use the airport each year and walk-in services to the employees. The staff consists of highly qualified critical care nurses who are on-site and emergency physicians who are on call. Other services provided in the clinic are chiropractic, massage therapy and audio testing which services are generally provided to employees of the airport.

    GLENDERRY, POND MILLS, CENTRAL. The Company operates three clinics which offer both family practice and walk-in services for patients. Other services provided at the clinics are travel medicine, chiropractic, massage therapy, weight loss program, acupuncture, Chinese medicine and professional family counseling. The Glenderry clinic is a partnership, of which the Company owns a 33.33% interest.


    The Company recently acquired the assets and physician contracts of a Health Services Organization (HSO). The funding mechanism is a contractual agreement with the Ministry of Health to provide primary care at a clinic for a specified number of registered patients. The Ministry allocates a specific payment for each patient on a monthly basis, whether the services are used or not. The services provided at the HSO consist of a variety of general medical services. The Company has transferred the physician contracts to its Central Clinic.

URGENT CARE CENTRES.

    The Company plans to develop a chain of Urgent Care Centres, initially in Ontario and then in other Canadian provinces, that will gain public recognition and government support as a quality deliverer of urgent health care. There can be no assurance that they will gain such recognition or support.

    Due to government funding constraints, many primary care physicians in Canada have moved to other countries to practice medicine, retired from the practice of medicine, or have closed their practices to become a member of a group of physicians that provide only limited access to health care. Consequently, approximately 1 in 4 residents of Ontario is without a primary care physician.


    The Company's plan is to develop Urgent Care Centres which offer on-site, one-stop medical care comparable to the services provided in a traditional emergency department. The Urgent Care Centre concept consists of a group of emergency trained physicians, a medical laboratory, a diagnostic radiology service, and a pharmacy. Each emergency-trained physician working at an Urgent Care Centre will have critical care expertise to treat most clinical problems. Unlike most walk-in clinics and family physician offices, the Company's management believes its Urgent Care Centres will generally be able to treat 90% of the cases seen in a typical Ontario emergency department. In certain cases requiring hospitalization, the Urgent Care Centre will stabilize the patient and then transfer them to hospitals.



    The Company plans to open its first centre in the second quarter of 1997 with up to nine additional centres scheduled over the following eighteen months. The Company estimates that it will cost approximately $200,000 to open each Urgent Care Centre. See "Use of Proceeds" and "Managements Discussion and Analysis of Financial Condition and Results of Operations, Liquidity and Capital Resources."


    These Urgent Care Centres will be "community based" and offer less restricted access to non-hospital based health care. Management believes that the centres will offer high quality service not only in clinical practice but also in consumer defined quality attributes such as waiting times, quality of environment, quality of personal interaction and courtesy. These Urgent Care Centres will be designed to be less costly to the publicly funded health care system than traditional emergency departments.

    The vast majority of emergency services in Ontario are delivered by qualified family or general practitioners in local communities. In Ontario, there are 20,084 physicians active in the practice of medicine although only 323 physicians are certified in emergency medicine. Notwithstanding this small proportion of physicians focusing on emergency medicine, the demand for emergency care has grown significantly over the past ten years. The Company believes, although there can be no assurance, that there is a need for an alternate provider of emergency medical services and expects this need to grow due to their anticipated cost efficiency and the funding problems facing the healthcare system.

    The success of the Urgent Care Centre concept will depend on the Company realizing several strategic objectives. The Company desires to offer comprehensive medical care at a level comparable to traditional hospital based emergency departments. In order to accomplish this objective, it must recruit sufficient physicians and nurses with appropriate critical care expertise to ensure quality care for all clinical problems, recruit experienced providers of diagnostic imaging, medical laboratory services, and pharmacy services to be co-participants in each centre, manage day-to-day operations with an experienced Medical Director for quality assurance and an experienced Clinical Director for operational efficiency, and operate in a cost effective manner to maximize profitability.

    The Company believes that customer service is essential to its success. The Company believes that the following steps will increase patient satisfaction:
Overlap physician staffing to suit volume so that the average waiting time from the moment the patient enters the Centre is 30 minutes or less; On-site location of diagnostic imaging, laboratory services and a pharmacy to reduce patient delays; Periodic patient satisfaction surveys to identify problems at an early stage and prevent reoccurrence of the same type of complaints; Customer access to waiting rooms with televisions and radios, air conditioning, current magazines, and coloring books and toys for children; and Clean sanitary facilities, particularly washrooms.

    The Company plans to establish Urgent Care Centres in locations having the following attributes: Residential populations of at least 150,000 within a 5 km (approximately 3 miles) to 8 km (5 miles) radius, preferably with a 25,000 day-time working population, largely families with children or teenagers, with lower to middle average household incomes; Locations near high density retail locations which offer convenience and visibility; Locations with accessibility for both ambulances and patients.


GOVERNMENT REGULATION

    The provision of medical services in Canada is for the most part, under provincial jurisdiction. Under the Health Insurance Act, the government of Ontario is responsible for paying physicians for the provision of insured services to residents of Ontario. In 1993, the government placed an overall hard cap of approximately $3.8 billion on the amount physicians could collectively bill the Ontario Health Insurance Plan (OHIP) for insured services. As physicians' billings exceeded this hard cap in successive years, the government reduced the fees received under OHIP by prescribed percentages. This utilization adjustment or clawback is subject to constant revision and review. In addition to the hard cap, individual physicians' billings under OHIP are subject to threshold amounts, or soft caps. Once a physician reaches a prescribed level in the 12-month period beginning April 1 of each year, the government reduces payments to the physician by a prescribed fraction. Any change in reimbursement regulations, policies, practices, interpretations or statutes that places material limitations on reimbursement amounts or practices could adversely affect the operations of the Company, absent, or prior to, satisfactory renegotiation of contracts with clients and arrangements with contracted physicians.

    Under a combination of statutory provisions, both Federal and provincial, physicians are prohibited from billing their patients for fees in excess of those payable for insured services by OHIP. The Canada Health Act allows for cash contributions by the Federal government in respect of insured health services provided under provincial healthcare insurance plans. In order for a province to qualify for a full cash contribution, there is a requirement that the provincial healthcare insurance plan satisfy the criteria set out in the Canada Health Act. In addition, the province must ensure that no payments are permitted in respect of insured health services that have been subject to extra billing. Physicians who bill patients directly for the balance of their bill which has been reduced due to clawback may be guilty of an offense, and on conviction, liable to significant financial penalties and possibly subject to proceedings for professional misconduct.

    Continuing budgetary constraints at both the Federal and provincial level and the rapidly escalating costs of healthcare and reimbursement programs have led, and may continue to lead, to relatively significant reductions in government and other third party reimbursements for certain medical charges. The Company's independent contracted physicians as well as the Company are subject to periodic audits by government reimbursement programs to determine the adequacy of coding procedures and reasonableness of charges.

    Business corporations are legally prohibited from providing, or holding themselves out as providers of, medical care in many provinces. While the Company will seek to structure its operations to comply with the corporate practice of medicine laws of each province in which it operates, there can be no assurance that, given varying and uncertain interpretations of such laws, the Company would be found in compliance with restrictions on the corporate practice of medicine in all provinces. A determination that the Company is in violation of applicable restrictions on the practice of medicine in any province in which it operates or could operate could have a material adverse effect on the Company if the Company were unable to restructure its operations to comply with the requirements of such province.

PROPOSED HEALTHCARE LEGISLATION

    The Health Services Restructuring Commission (HSRC), established under Bill 26, will have the mandate and authority to facilitate and accelerate hospital restructuring in Ontario. This legislation contains measures intended to control public and private spending on healthcare as well as to provide universal public access to the healthcare system. The Company cannot predict the ultimate effect of this and what other healthcare legislation, if any, will be enacted. Significant changes in Canada's healthcare system are likely to have a gradual but substantial impact on the manner in which the Company conducts its business and could have a material effect on the results of the Company.

    Despite pronouncements by the Ontario Minister of Health that managed care options, such as in the United States, are being considered, it is not evident that U.S. styled managed care will play a significant role in the fee-for-service sector of the publicly funded healthcare system. Government actions have to date indicated a strategy to let the healthcare system proceed without intervening directly in the management of patient care as long as budgetary targets can be met. Should the current strategy fail, a greater emphasis may be placed on such managed care tools as utilization review, guidelines, and fee schedule-tightening. The current move away from traditional fee-for-service mechanisms may have a similar effect as physicians attempt to minimize the risk they face and as the government strives for accountability and value-for-dollar assurances.

COMPETITION


    Competition in the industry is based on the scope, quality and cost of services provided. Certain of the Company's actual or potential competitors have substantially greater financial resources available to them. While management believes that it competes on the basis of the quality of its services, the larger resources of its competitors may give them certain cost advantages over the Company (e.g., in the areas of malpractice insurance, cost, savings from internal billing and collection and a broader scope of services). Management believes that there exists barriers to entry that would require a new competitor to invest significant time and resources to overcome. While various local physician groups provide hospitals with emergency staffing alternatives, to date, the Company is the largest province wide provider of emergency staffing services to hospitals. The clinics operated by the CO Division competes with hospital and other private physicians. The Urgent Care Centres would compete with hospital emergency rooms. The Company believes that the varied physician practice alternatives coupled with competitive remuneration plans create a significant incentive for physicians to provide patient services through Med-Emerg.


LEGAL PROCEEDINGS

    The Company is not presently a party to any material legal proceedings. However, in the future it could be subject to claims arising from its contracts with hospitals or other institutions or professional associations to which it provides services.

EMPLOYEES

    On December 31, 1996, the Company had 29 full-time employees, of whom three were in general executive positions and 25 were in administration. In addition, as of such date approximately 140 physicians were under contract with the Company. None of the Company's employees is represented by a collective bargaining agreement, and the Company considers its employee relations to be satisfactory.

PROPERTY

    The Company's offices are located at 2550 Argentia Road, Suite 205, Mississauga, Ontario, L5N 5R1. The Company occupies approximately 5,000 square feet of space under a lease which expires in February 2001 at an average annual rental rate of approximately $88,675.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

    The following table sets forth certain information concerning the directors, executive officers and key employees of the Company.

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------

Ramesh Zacharias, M.D., FRCSC........................          44   Chief Executive Officer, Director

Carl W. Pahapill, CA.................................          38   Chief Operating Officer, President and Director

Wayne Nimigan, M.D., FRCP............................          49   Executive Medical Director

Kathryn Gamble, CA...................................          29   Vice President of Finance, Chief Financial Officer,
                                                                    Secretary

Keith Burk, M.D......................................          38   Director of Urgent Care Operations

William Thomson, CA..................................          55   Chairman of the Board

Larry Grossman.......................................          53   Director

Peter Deeb...........................................          29   Director

Victoria Zacharias...................................          47   Director

Robert M. Rubin......................................          56   Director

    RAMESH ZACHARIAS, M.D., FRCSC. Dr. Ramesh Zacharias is the founder and Chief Executive Officer of Med-Emerg Inc. He has acted as Chief Executive Officer and a director of the Company since its inception. He has practiced medicine in Canada since 1981 and has extensive experience in the delivery of emergency medical care. He functions as the Medical Director and on-call physician for the Terminal 1 and 2 Medical Clinics at Toronto's Lester B. Pearson International Airport. He also provided consulting services regarding the delivery of emergency care in the Caribbean, Saipan and Malaysia and provided management consulting services regarding the operation of medical clinics in Canada, the United States and Russia. Mr. Zacharias is the husband of Victoria Zacharias, a director of the Company.

    CARL W. PAHAPILL, CA. Mr. Pahapill, joined the Company as Chief Operating Officer in January 1996 and became a director of the Company in October 1996. From 1994 to 1995, Mr. Pahapill was the Chief Operating Officer of Signature Brands Limited, a publicly traded food processing Company (TSE). From 1984 to 1993, Mr. Pahapill was a Partner at BDO Dunwoody Chartered Accountants. Prior to that, Mr. Pahapill was a supervisor at Ernst & Young Chartered Accountants.

    WAYNE NIMIGAN, M.D., FRCP. Dr. Nimigan has been the Executive Medical Director since October 1993. Since 1978, Dr. Nimigan has been a clinical lecturer at the University of Ottawa, Department of Family Medicine. Dr. Nimigan is also a physician and principal shareholder of the Orleans Urgent Care Centre, a private emergency facility in Ottawa, Ontario. Dr. Nimigan was formerly the Director of the Emergency Department in the Commonwealth Health Centre in Saipan, an American commonwealth territory in the western Pacific. Dr. Nimigan has international experience in clinical practice in the former Soviet Union, Zaire, India, Malaysia and the Czech Republic.

    KATHRYN GAMBLE, CA. Ms. Gamble joined the Company in January 1996 serving as the Company's Vice President of Finance and became the Company's Chief Financial Officer in October 1996. From February 1995 to December 1995, Ms. Gamble was the Corporate Controller for Signature Brands Limited, a publicly traded ("TSE") food processing company. From February 1993 to February 1995,

Ms. Gamble was an Audit Analyst with Abitibi Price Inc., a publicly traded company (TSE, NYSE). From 1989 to February 1993, Ms. Gamble was a senior accountant at Iscove, Gold & Glatt Chartered Accountants.

    WILLIAM THOMSON, CA. Mr. Thomson has been a director of the Company since January 1996. Mr. Thomson has been an advisor of Med-Emerg Inc. since January 1991. From 1978 to the present, Mr. Thomson has served as the President of William E. Thomson Associates Inc., a management consulting firm specializing in crisis management and turn around operations. From 1992 to the present he has served as Chairman of Cyphertech Systems, Inc., a company he founded. From 1993 to 1995, he served as Chairman of Votek Systems, Inc., a software development company. In addition, from 1991 to 1994, he served as Chairman of Accomodex Franchise Management Inc. Mr. Thomson serves as a director of numerous companies, including Asia Media Group, Inc., a public company.

    PETER DEEB. Mr. Deeb has been a director of the Company since January 1996. Mr. Deeb founded the North American engineering and construction firm, Deeb-Wallaus Corporation where he served as Chairman and Chief Executive Officer from 1987 to 1993. Mr. Deeb is currently a Principal and Director of the Toronto investment banking firm of Thomson Kernaghan & Co. Ltd., one of Canada's oldest and most prestigious investment houses, where he has been since 1993.

    In addition, Mr. Deeb holds the position of Chairman and CEO of the New York based merchant banking firm, Hampton House International Corp., and as Chief Executive of its Canadian subsidiary, Carlton International Brands Limited. Mr. Deeb also serves on the board of Lynx Investment Advisory, Inc. (Washington DC) and Capital Investment Circle Plc. (Dublin, Ireland).

    LARRY GROSSMAN. Mr. Grossman has been a director of the Company since January 1996. He has been an advisor of Med-Emerg Inc. since January 1993. Since 1990, Mr. Grossman has been a partner at the law firm of Blaney, McMurtry, Stapells, Friedman and its predecessor. He has also served as Head of Investment Banking for Richardson Greenshields and as President and CEO of Canada's 9th largest Trust Company. Mr. Grossman also serves on the board of directors of numerous companies. In addition, Mr. Grossman has served in a variety of political positions in the Province of Ontario, including but not limited to, the Parliamentary Assistance to Attorney General in 1976, Minister of Health in 1982, Treasurer and Minister of Economics in 1983, Minister of Education and Colleges and Universities in 1985; and as the Elected Leader of the Progressive Conservative Party of Ontario and Leader of the Official Opposition in 1985.


    KEITH BURK, M.D.. Dr. Burk is the President of the Urgent Care Clinic Association of Ontario and is also the founder of two urgent care clinic in the Kitchener-Waterloo region. Since 1991, Dr. Burk has been a working physician at the Kitchener-Waterloo Urgent Care Clinics as well as the Medical Director at those two sites.



    ROBERT M. RUBIN. Mr. Rubin has served as a director of the Company since October 1996. Since June 1992, Mr. Rubin has served as a director of Diplomat Corporation, a publicly traded company involved in the sale of infantwear and babycare products. Since December 5, 1995, Mr. Rubin has been a director of Help at Home, Inc., a public company engaged in the business of providing homemaker and general housekeeping services to elderly and disabled persons at home. Since June 1994, Mr. Rubin has been a Director of Kaye Kotts Associates, Inc., a public company that provides representation for delinquent taxpayers before tax authorities.


    Since November 20, 1992, Mr. Rubin has served as the Chairman of the Board of Directors of Western Power & Equipment Corp. ("WPEC"), a construction equipment distributor. Between November 20, 1992 and March 7, 1993, Mr. Rubin served as Chief Executive Officer of WPEC. Between October, 1990 and January 1, 1994, Mr. Rubin served as the Chairman of the Board and Chief Executive Officer of American United Global Inc., a technology and communication company and majority owner of WPEC ("AUGI") and since January 1, 1994, solely as Chairman of the Board of AUGI. Mr. Rubin was the founder, President, Chief Executive Officer and a Director of Superior Care, Inc. ("SCI") from its inception in 1976 until May 1986 and continued as a Director of SCI (now known as Olsten Corporation ("Olsten")) until the latter part of 1987. Olsten, a New York Stock Exchange listed company, is engaged in providing home care and institutional staffing services and health care management services. Mr. Rubin was formerly a Director and Vice Chairman, and is a minority stockholder, of American Complex Care, Incorporated ("ACCI"), a public company which provided on-site health care services, including intradermal infusion therapies. In April 1995, the principal operating subsidiaries of ACCI petitioned in the Circuit Court of Broward County, Florida for an assignment for the benefit of creditors. Mr. Rubin is also a Director, Chairman and minority stockholder of Response USA, Inc., a public company engaged in the sale and distribution of personal emergency response systems. Mr. Rubin is also Chairman and Chief Executive Officer and a principal stockholder of ERD Waste Corp., a public company specializing in the management and disposal of municipal solid waste, industrial and commercial nonhazardous solid waste and hazardous waste.


    VICTORIA ZACHARIAS. Ms. Zacharias has been a director of Med-Emerg Inc. and the Company since their inceptions July 1983 and December 1995, respectively. In 1972, Ms. Zacharias received her nursing degree from The Wellesley School of Nursing in Toronto, Canada. Ms. Zacharias has approximately 25 years of nursing experience in a variety of hospitals located in Ontario, Canada. Ms. Zacharias is the wife of Ramesh Zacharias, the Company's Chief Executive Officer.


    All directors shall serve for a term of one year or until their respective successors have been duly elected. With the exception of Robert M. Rubin, outside directors of the Company will receive approximately $10,000 per year for acting in such capacities and will be reimbursed for all reasonable expenses incurred in connection with activities on behalf of the Company. The Company has entered into an agreement with Mr. Rubin which provides that Mr. Rubin will receive 50,000 shares of Common Stock in 1997 for acting as a director of the Company. In accordance with Canadian law, Mr. Rubin will receive such shares quarterly in proportional increments. In addition, the Company granted Mr.Rubin an option to purchase up to 700,000 shares of Common Stock at US $.75 per share which option is immediately exercisable.

EXECUTIVE COMPENSATION

    The following table sets forth the cash compensation, as well as certain other compensation paid or accrued to the Company's Chairman, Chief Executive Officer and Chief Operating Officer for the fiscal years ended December 31, 1994 and 1995. No other executive officer has a total annual salary and bonus of more than $100,000 (U.S.) during the reporting periods.

                                                                 ANNUAL COMPENSATION
                                                                ----------------------      OTHER
NAME AND PRINCIPAL POSITION                            YEAR      SALARY       BONUS     COMPENSATION
---------------------------------------------------  ---------  ---------  -----------  -------------

Ramesh Zacharias...................................       1995  $  73,000   $       0    $   104,857(1)
Chief Executive Officer                                   1994  $  73,000   $       0    $    69,506

Carl Pahapill......................................
Chief Operating Officer, President                        1995  $  31,000(2)  $       0  $         0

------------------------

(1) Represents fees paid to Dr. Zacharias for services rendered as a physician.

(2) Represents fees paid to Mr. Pahapill for acting as a consultant to the Company from September 1995 through December 1995.

EMPLOYMENT AGREEMENTS

    All of the Company's executive officers intend to devote their full business time to the affairs of the Company. Prior to the Effective Date, the Company intends to enter into employment agreements with each of Dr. Zacharias and Mr. Pahapill.

STOCK OPTION PLAN

    Prior to the Effective Date, the Board of Directors intends to adopt and approve the 1997 Stock Option Plan (the "Plan" or the "1997 Stock Option Plan"), and to seek stockholder approval for the Plan. The Plan is to be administered by the Board of Directors or by a committee appointed by the Board (the "Plan Administrator"). Pursuant to the Plan, options to acquire an aggregate of 250,000 shares of Common Stock may be granted, none of which have been granted. The Plan is to provide for grants to employees, consultants and directors of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In December 1995, the Company purchased a 33.33% partnership interest in the Glenderry Medical Clinic from Dr. Zacharias for $27,208. Dr. Zacharias used the proceeds of such sale to repay the Company the amount outstanding on a non-interest bearing loan from the Company to Dr. Zacharias.


    The Company has loaned an aggregate of $140,085 to Dr. Zacharias and Victoria Zacharias and two of their affiliated companies. Of such loans, $48,224 were used to acquire a residence. This loan is non-interest bearing with no specific repayment terms. The remainder of such loans were advances which are non-interest bearing and are due on demand. The Company has agreed to repurchase, prior to the completion of the Offering, 37,456 shares of its common stock from Ramesh and Victoria Zacharias at a purchase price of US $2.75 per share. The aggregate consideration payable by the Company of $140,085 will be used to repay outstanding amounts owed by Dr. Zacharias and Victoria Zacharias and their affiliated companies.


    In January 1996, Dr. Zacharias and his wife Victoria Zacharias exchanged all of the capital stock of 927563 Ontario Inc. and 927564 Ontario Inc. for 2,333,333 shares of the Company's common stock.


    In January 1996, the Company sold an aggregate of 1,000,000 shares of its Common Stock and 1,000,000 warrants for gross proceeds of $1,000,000. Hampton House International Corp. ("Hampton House"), a company of which Peter Deeb is the CEO and a shareholder, purchased 60,000 shares. The 1,000,000 Warrants were subsequently returned to the Company as part of the Recapitalization (as such term is defined herein).



    In June 1996, the Company loaned $60,000 to Carl Pahapill, the Company's President, to purchase 100,000 shares of Common Stock in the Company. The loan is non-interest bearing, unsecured and repayable over a five year period with principal payments commencing in December 1998.


    On November 1, 1996, the Company effected a recapitalization (the "Recapitalization") whereby Dr. Zacharias, the Company's Chief Executive Officer and Director, and Victoria Zacharias, a Director of the Company, converted an aggregate of 2,202,333 shares of Common Stock into an aggregate of 500,000 shares of preferred stock. As part of the Recapitalization, the Company issued Hampton House an aggregate of 350,000 shares of Common Stock for past services rendered. See "Description of Securities-- Preferred Stock" for a description of the terms of the preferred stock.


    On November 1, 1996, the Company granted Robert Rubin, a director, an option to purchase 700,000 shares of Common Stock at US$.75 per share. Mr. Rubin extended the Company a $500,000 line of credit which bears interest at 2% above the prime rate. As of the date hereof, there is no outstanding balance under such line of credit.



    In connection with the Bridge Financing, the Company issued 8% promissory notes in the principal amount of $500,000 and an aggregate of 125,000 shares of Common Stock to four investors for gross proceeds of $500,000. Robert Rubin, a director of the Company, purchased a promissory note in the principal amount of $150,000 and 37,500 shares of Common Stock.

                             PRINCIPAL STOCKHOLDERS


    The following table sets forth, as at the date of this Prospectus, certain information with respect to stock ownership of (i) all persons known by the Company to be beneficial owners of 5% or more of its outstanding shares of Common Stock; (ii) each director; and (iii) all directors and officers as a group, together with their respective percentage ownership of such shares before the Offering and as adjusted to reflect the sale of the 1,250,000 shares of Common Stock offered hereby. Unless otherwise indicated, the beneficial owners have sole voting and investment power over the shares of Common Stock listed below:



                                                                                       PERCENTAGE      PERCENTAGE
                                                                                        OWNERSHIP       OWNERSHIP
                                                                         SHARES OF       BEFORE           AFTER
NAME(1)                                                                 COMMON STOCK    OFFERING        OFFERING
---------------------------------------------------------------------  --------------  -----------  -----------------
Ramesh Zacharias,(2).................................................        330,000        17.01%          10.34%
  M.D., FRCSC
Victoria Zacharias(3)................................................        330,000        17.01%          10.34%
Carl W. Pahapill,....................................................        100,000         5.15%           3.13%
  CA
Robert Rubin(4)......................................................        737,500        26.51%          17.99%
Hampton House........................................................        410,000        21.13%          12.85%
  International(5)
Peter Deeb(5)........................................................        410,000        21.13%          12.85%
Ambrose Group........................................................        170,000         8.76%           5.33%
John H. Sununu.......................................................        130,000         6.70%           4.07%
All Officers and Directors as a group(2)(3)(4)(5)....................      1,577,500        58.33%          39.58%


------------------------

(1) Unless otherwise indicated, the address is c/o Med-Emerg International, Inc., 2550 Argentia Road, Suite 205, Mississauga, Ontario L5N 5R1, Canada.


(2) Includes 165,000 shares owned by Dr. Zacharias' wife, Victoria Zacharias who is a director of the Company. Does not include 500,000 shares of Common stock issuable upon conversion of up to 500,000 shares of Convertible Redeemable Preferred Stock, 50% of which is owned by Dr. Zacharias and 50% of which is owned by Mrs. Zacharias. These shares of preferred stock are convertible into Common Stock at $9.00 per share and are automatically redeemable in ten years. See "Description of Securities." Dr. Zacharias disclaims beneficial ownership of the shares owned by his wife.


(3) Includes 165,000 shares owned by Dr. Zacharias. Does not include 500,000 shares of Common stock issuable upon conversion of up to 500,000 shares of Convertible Redeemable Preferred Stock 50% of which is owned by Dr. Zacharias and 50% of which is owned by Mrs. Zacharias. The Preferred Shares are convertible into Common Stock at $9.00 per share and are automatically redeemable in ten years. Mrs. Zacharias disclaims beneficial ownership of the Shares owned by her husband.

(4) Includes 700,000 shares of Common Stock currently issuable upon exercise of options. See "Management."

(5) These shares may be deemed to be owned by Peter Deeb, a director of the Company. Mr. Deeb owns 75% of Hampton House and is its Chairman and Chief Executive Officer.

                           DESCRIPTION OF SECURITIES

    The total authorized capital stock of the Company consists of an unlimited number of shares of Common Stock, with no par value, and unlimited number of Preferred Stock, with no par value per share. The following descriptions of the capital stock are qualified in all respects by reference to the Certificate of Incorporation and Bylaws of the Company, copies of which are filed as Exhibits to the Registration Statement of which this Prospectus is a part.

    As of the date of this Prospectus, shares of Common Stock which were beneficially held by 25 people and 500,000 shares of Convertible Redeemable Preferred Stock held by Dr. Zacharias and Vicki Zacharias were issued and outstanding.

COMMON STOCK

    The holders of outstanding shares of Common Stock are entitled to share ratably on a share-for-share basis with respect to any dividends when, as an if declared by the Board of Directors out of funds legally available therefor. Each holder of Common Stock is entitled to one vote for each share held of record and are not entitled to cumulative voting rights. The Common Stock is not entitled to conversion or preemptive rights and is not subject to redemption. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in the net assets legally available for distribution to stockholders after payment of all obligations of the Company and after provision has been made with respect to each class of stock,if any, having preference over the Common Stock. Holders of shares of Common Stock do not have cumulative voting rights or preemptive, subscription or conversion rights. The shares of Common Stock presently outstanding are, and the shares of Common Stock offered hereby will be, upon issuance and payment therefor, validly issued, fully paid and non-assessable. All outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will upon issuance be, fully paid and non-assessable.

CLASS A WARRANTS

    Each Warrant entitles its holder to purchase one share of Common Stock at an exercise price of price of $5.00, subject to adjustment in certain
circumstances, for a period of four years commencing on       , 1998 (one year
after the Effective Date). The Common Stock and Warrants may only be purchased as Units in the Offering, but are separately tradeable immediately upon issuance.

    The Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") among the Company, the Underwriter and Continental Stock Transfer & Trust Company, the warrant agent, and will be evidenced by warrant certificates in registered form.

    The exercise price of the Warrants and the number and kind of Common Stock or other securities and property issuable upon the exercise of the Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or capitalization of the Common Stock. Additionally, an adjustment will be made upon the sale of all or substantially all of the assets of the Company in order to enable holders of Warrants to purchase the kind and number of shares or other securities or property (including cash) receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon exercise of the Warrants.

    The Warrants do not confer upon the holder any voting or other rights of a stockholder of the Company. Upon notice to the holders of the Warrants, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants.

    Warrants may be exercised upon surrender of the warrant certificate evidencing those Warrants on or prior to the respective expiration date (or earlier redemption date) of the Warrants at the offices of the warrant agent, with the form of "Election to Purchase" on the reverse side of the warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified check payable to the order of the warrant agent) for the number of the Warrants being exercised.

    No Warrant will be exercisable unless at the time of exercise the Company has filed with the Commission a current prospectus covering the issuance of Common Stock issuable upon the exercise of the Warrant and the issuance of shares has been registered or qualified or is deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of the Warrant. The Company has undertaken to use its best efforts to maintain a current prospectus relating to the issuance of shares of Common Stock upon the exercise of the Warrants until the expiration of the Warrants, subject to the terms of the Warrant Agreement. While it is the Company's intention to maintain a current prospectus, there is no assurance that it will be able to do so. See "Risk Factors--Current Prospectus and State Blue Sky Registration Required to Exercise Warrants."

    No fractional shares will be issued upon exercise of the Warrants. However, if a holder of a Warrant exercises all Warrants then owned of record, the Company will pay to that holder, in lieu of the issuance of any fractional share which would be otherwise issuable, an amount in cash equal to such fractional interest based on the market value of the Common Stock on the last trading day prior to the exercise date.

    The Warrants are redeemable by the Company commencing       , 1999, two
years from the Effective Date (or sooner with the consent of the Underwriter) at a redemption price of $0.10 per Warrant on not less that 30 days written notice, provided that the closing high bid price per share of Common Stock, if traded on NASDAQ, or the last sale price, if listed on a national exchange, for 20 consecutive trading days ending on the third business day prior to the date of redemption notice, equals or exceeds $8.00 (subject to adjustment for certain events). The Warrants shall be exercisable until the close of the business day preceding the date fixed for redemption. In addition, subject to the rules of the NASD, the Company has agreed to engage the Underwriter as its exclusive warrant solicitation agent, in connection with which it would be entitled to a 5% fee upon exercise of the Warrants. See "Underwriting."

PREFERRED STOCK

    The Company has 500,000 shares of Preferred Stock outstanding, 250,000 of which are owned by each of Dr. Zacharias and his wife, Victoria Zacharias. Each share of Preferred Stock entitles the holder to two votes per share until the Company engages in a public offering of its securities at which time each share of Preferred Stock shall entitle the holder to one vote per share. Each share of Preferred Stock entitles the holder to an annual cumulative dividend of $.27 per share commencing on the date the Company consummates an initial public offering, payable quarterly at the Board of Directors discretion, in cash or Common Stock at the Board's discretion, subject to an annual net income profitability test of at least $135,000. Commencing November 1, 2006, the Company has an option to redeem the Preferred Stock for an aggregate of US $4,500,000 or an amount of shares of Common stock derived by dividing $4,500,000 by the current market price of the Company's Common Stock. In addition, the holders of the Preferred Stock have the immediate right to convert the Preferred Stock into Common Stock on a basis of one share of Preferred Stock for one share of Common Stock. The Preferred Stock contains a provision which prohibits the payment of any Common Stock dividends until all cumulative dividends on the Preferred Stock have been paid.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The Certificate of Incorporation and Bylaws of the Company provide for indemnification of each director and officer or former director or officer or any other person who may have served at the request of the Company as a director or officer of another corporation in which the Company owns shares of capital stock or is a creditor. The Company will indemnify against reasonable costs and expenses incurred in connection with any action, suit or proceeding to which any of the individuals described above were made a party by reason of his or her being or having been such a director or officer, unless such director has been adjudicated to have been liable for negligence or misconduct in his or her corporate duties. As of the date of this Prospectus, the Company is not aware of any existing or pending litigation involving a former or current director that will require the indemnification of the Company.

    Notwithstanding the foregoing indemnification provisions of the Company's Certificate of Incorporation and Bylaws, the Company has been informed that, in the opinion of the Commission, indemnification for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.

TRANSFER AGENT, REGISTRAR AND REDEEMABLE WARRANT AGENT

    The transfer agent, registrar and warrant agent for the Common Stock and Warrants is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10005.

                          TAX ASPECTS OF THE OFFERING

    INVESTORS CONSIDERING THE PURCHASE OF SHARES OR WARRANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX CODE AS WELL AS TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAX JURISDICTION.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS--PERSONS RESIDENT IN CANADA

    NO DISCLOSURE IS OR IS DEEMED TO BE MADE IN THE PROSPECTUS AS TO INCOME TAX CONSEQUENCES APPLICABLE TO A RESIDENT OF CANADA AS THE ACQUISITION, HOLDING, CONVERSION OR DISPOSITION OF SHARES OR WARRANTS. CANADIAN RESIDENTS CONSIDERING THE ACQUISITION OF SECURITIES PURSUANT TO THIS PROSPECTUS ARE URGED TO CONSULT WITH THE RESIDENT TAX ADVISORS WITH RESPECT TO CANADIAN FEDERAL AND PROVINCIAL INCOME TAX CONSEQUENCES APPLICABLE TO SUCH AN INVESTMENT.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS--PERSONS NOT RESIDENT IN CANADA

    The following summarizes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the "Canadian Act") applicable to the acquisition, holding and disposition of Shares and Warrants. It is assumed that at all material times the Units, Shares and Warrants will be listed on NASDAQ, or some other Canadian or foreign stock exchange prescribed for the purposes of Section115 of the Canadian Act. Comment is restricted to prospective investors (each an "Investor") who for the purposes of the Canadian Act are not resident in Canada, hold all such Shares and Warrants, and will hold all Common Stock acquired on exercise thereof, solely as capital property, and whose Shares, Warrants and Common Stock will not at any material time constitute "taxable Canadian property" for the purposes of the Canadian Act. Generally, neither a share of Common Stock, nor a Warrant will constitute taxable Canadian property of an Investor provided either that the Investor did not hold such security as capital property used in carrying on a business in Canada, or that neither the Investor nor persons with whom the Investor did not deal at arm's length alone or together owned 25% or more of the issued shares of any class of the Company at any time in the five years immediately preceding a disposition of the Shares or Warrants. For these purposes, a right or option to acquire a share, including on exercise of a Warrant, is considered to be equivalent to a share.

    This summary is based on the current provisions of the Canadian Act, the regulations thereunder, all amendments thereto publicly proposed by the government of Canada to the date hereof, and the published administrative practices of Revenue Canada, Customers, Excise and Taxation. It has been assumed that all currently proposed amendments will be enacted substantially as proposed and there will be no other relevant change to any applicable law or practice, although no assurance can be given in these respects. This summary does not take into account any provincial or foreign taxation or treaty.

    This summary is of a general nature and is not, and should not be construed as, advice to any particular Investor as to Canadian Tax consequences applicable to the Investor. Each Investor is urged to consult with the Investor's legal professional advisors regarding tax and other legal consequences applicable to the Investor's particular circumstances.

EXERCISE OF WARRANT

    An Investor will not incur liability for Canadian tax upon exercise of a Warrant. The cost of the Investor of Common Stock acquired on exercise of a Warrant will equal the adjusted cost base of the Warrant so exercised, plus any amount payable by the Investor to exercise the Warrant.

DIVIDENDS ON COMMON STOCK

    An Investor will be liable to pay Canadian withholding tax equal to 25% (or such lesser rate as may be provided under an applicable tax treaty) of the gross amount of any dividend actually or deemed to have been paid or credited to the Investor on the Investor's Common Stock. The Company will be required to withhold the tax from the gross amount of the dividend, and to remit the tax to the Receiver General of Canada for the account of the Investor.

DISPOSITION OF SHARES OF CAPITAL STOCK

    Investors will not be subject of Canadian capital gains tax on any capital gain, nor be entitled for Canadian Tax purposes to deduct any capital loss, realized on a disposition of one or more shares of Common Stock.

                        SHARES ELIGIBLE FOR FUTURE SALE


    All of the 1,940,000 shares of Common Stock of the Company outstanding as of the date of this Prospectus are "restricted securities." Of this amount, 840,000 are owned by "affiliates" of the Company, as those terms are defined in Rule 144 promulgated under the Securities Act. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted shares of Common Stock for at least two years is entitled to sell in brokerage transactions, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or if the Common Stock is quoted on NASDAQ or a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale. Rule 144 also permits a person who presently is not and who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock for at least three years to sell such shares without regard to any of the volume limitations as described above. An aggregate of 125,000 shares of Common Stock are being registered concurrently with this Offering. Robert Rubin, a Director, owns, holds options to purchase an aggregate of 700,000 shares of Common Stock. In the event Mr. Rubin exercises such options, the shares will be eligible for resale under Rule 144 commencing two years after he exercises the option. All of the Company's existing securityholders, have agreed not to sell or otherwise dispose of any of their shares of Common stock now owned or issuable upon the exercise of currently exercisable warrants for a period of two years from the date of this Prospectus, without the prior written consent of the Underwriter, except for holders of an aggregate of 500,000 shares of Common Stock who have agreed to an identical restriction for a period of one year. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or the availability of such shares for sale will have on the market prices of the Company's securities prevailing from time to time. The possibility that substantial amounts of Common Stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital in the future through the sale of equity securities. See "Shares Eligible for Future Sale."


RESTRICTIONS ON SALE IN CANADA

    None of the securities including the Common Stock, the Warrants, or the Common Stock issuable upon or exercise of the Warrants (together, the "Securities") has been qualified for sale in any of the provinces of Canada or to any person who is a resident in any of the provinces of Canada.

                                  UNDERWRITING

    Subject to the terms and conditions of the Underwriting Agreement, the Company has agreed to sell, and the Underwriter has agreed to purchase from the Company, 1,250,000 shares of Common Stock and 1,250,000 Class A Redeemable Common Stock Purchase Warrants. The Underwriter is committed to purchase all of the shares of Common Stock and Warrants offered hereby on a "firm commitment" basis, if any are purchased.

    The Underwriter has advised the Company that they propose initially to offer the Common Stock and Warrants to the public at the prices set forth on the cover page of this Prospectus and to certain dealers at such prices less concessions
not in excess of $    per share of Common Stock and $[ ] per Warrant.

    The Company and certain of its stockholders have granted to the Underwriter an option, exercisable during the 45 calendar day period after the closing of the Offering, to purchase from the Company and such stockholders at the initial public offering price less underwriting discounts and the non-accountable expense allowance, up to an aggregate of 187,500 shares of Common Stock and 187,500 Warrants for the sole purpose of covering over-allotments, if any.

    The Company has agreed to pay to the Underwriter a non-accountable expense allowance of 3% of the gross proceeds of this Offering (US $50,000 of which has been paid). Further, the Company has agreed to reimburse the Underwriter for certain accountable expenses relating to this Offering.

    All of the Company's stockholders (other than holders of 500,000 shares as described in the next sentence) have agreed not to sell or otherwise dispose of any of their shares of Common Stock for a period of twenty-four (24) months from the date of this Prospectus without the prior written consent of the Underwriter, which consent may be granted prior to the expiration of the lock-up period but not prior to the exercise or expiration of the Underwriter's Over-allotment Option. Holders of an aggregate of 500,000 shares of Common Stock have agreed to identical lock-ups except that it shall be for a period of twelve 12 months. Notwithstanding these lock-up agreements, all such persons may make private transfers, provided that the transferees agree to be bound by the same restrictions. An appropriate legend will be marked on the face of certificates representing all such securities.

    The Company has agreed, if requested by the Underwriter at any time within three years after the Effective Date, to designate an individual to serve, as a non-voting advisor to the Company's Board of Directors. The Underwriter has not advised the Company whether it will exercise such right or, if it does so, whom it will designate. The Underwriter's designee will receive the same compensation, if any, for such service as other outside directors of the Board.

    The Company has also agreed to retain the Underwriter, pursuant to a consulting agreement (the "Consulting Agreement"), as the Company's financial consultants at an aggregate monthly rate of US $5,000 for two year period commencing on the Effective Date, all of which (US $120,000) is payable at the closing of this Offering. Pursuant to the Consulting Agreement, the Underwriter will render certain financial advisory and investment banking services to the Company, including advice as to the Company's financial public relations, internal operations, corporate finance matters, and other related matters.

    In connection with the Offering, the Company has agreed to sell to the Underwriter, for nominal consideration, a warrant to purchase from the Company 125,000 shares of Common Stock and 125,000 Warrants, each at 120% of the offering price (the "Underwriter's Warrants"). The Shares of Common Stock and Warrants issuable upon exercise of the Underwriter's Warrant will be identical to the Shares of Common Stock and Warrants being offered hereby. The Underwriter's Warrant contains anti-dilution provisions providing for adjustment of the exercise price upon the occurrence of certain events.

    The Underwriter's Warrant will be nontransferable for a period of one year from the date of this Prospectus except to officers of the Underwriter, other underwriters, selected dealers, or their respective officers or partners. The holder(s) of the Underwriter's Warrant will have no voting, dividend or other rights of shareholders of the Company until such time as the Underwriter's Warrant is exercised. Any gain from the sale of the Underwriter's Warrant or the securities issuable upon exercise thereof may be deemed to be additional underwriting compensation.

    At the request of a majority of the holders of the Underwriter's Warrants and/or underlying securities during the four-year period commencing one year after the date of this Prospectus, the Company has agreed to file, at its expense and on one occasion, and to use its best efforts to cause to become effective, a new registration statement or prospectus required to permit the public sale of the securities underlying the Underwriter's Warrant. In addition, if at any time during the four-year period commencing one year after the date of this Prospectus, the Company registers any of its securities or exempts such securities from registration under the provisions of Regulation A or any equivalent thereto, the holders of the Underwriter's Warrants will have the right, subject to certain conditions, to include in such registration statement at the Company's expense, all or any part of the securities underlying the Underwriter's Warrants.

    A new registration statement will be required to be filed and declared effective before distribution to the public of the securities underlying the Underwriter's Warrants. The Company will be responsible for the cost of preparing such a registration statement.

    During the term of the Underwriter's Warrants, the holders of the Underwriter's Warrants are given the opportunity to profit from a rise in the market price of the Common Stock and Warrants. To the extent that the Underwriter's Warrants are exercised, dilution of the interests of the Company's stockholders will occur. The Underwriter and its transferee(s) may be deemed to be "underwriters" under the Securities Act with respect to the sale of the Common Stock and Warrants to be received upon exercise of the Underwriter's Warrants, and any profit realized upon such sale may be deemed to be additional underwriting compensation. Further, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holder of the Underwriter's Warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Underwriter's Warrants.

    In addition, subject to the rules of the NASD, the Company has agreed to engage the Underwriter as warrant solicitation agent, in connection with which it would be entitled to a 5% fee upon exercise of the Warrants. In accordance with NASD Notice to Members 81-38, no fee shall be paid: (i) upon the exercise where the market price of the underlying Common Stock is lower than the exercise price; (ii) for the exercise of Warrants held in any discretionary account;
(iii) upon the exercise of Warrants where disclosure of compensation arrangements has not been made and documents provided to customers both as part of the original Offering and at the time of exercise; (iv) upon the exercise of Warrants in unsolicited transactions; or (v) unless the soliciting NASD member is designated in writing. Notwithstanding the foregoing, no fees will be paid to the Underwriter or any other NASD members upon exercise of the Warrants within the first twelve months after the Effective Date. The certificates representing the Warrants provide a space where a holder must affirmatively identify the NASD member who solicited the exercise of such Warrant. Pursuant to the Warrant Agreement, the Warrant Agent is responsible for determining when the fee is owed. The Company has agreed not to engage any other firm as a warrant solicitation agent.

    The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriter against certain liabilities in connection with the Registration Statement of which this Prospectus forms a part, including liabilities under the Securities Act. To the extent this section may purport to provide exculpation from possible liabilities arising under the Federal securities laws, it is the opinion of the Commission that such indemnification is against public policy and is therefore unenforceable.

    The foregoing is a summary of the principal terms of the Underwriting Agreement, the Underwriter's Warrant, and the Consulting Agreement and does not purport to be complete. Reference is made to the copies of the Underwriting Agreement, the Underwriter's Warrant Agreement, the Warrant Agreement and the Consulting Agreement which are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

    Prior to the Offering, there has been no public market for the Common Stock and the Warrants offered hereby. Consequently, the initial public offering price of the Common Stock and the Warrants and the exercise prices and other terms of the Warrants have been determined by the Company and the Underwriter and is not related to the Company's asset value, earnings, book value or other such criteria of value. Factors considered in determining the initial public offering price of the Common Stock and the Warrants and the exercise price of the Warrants include primarily the prospects for the industry in which the Company operates, the Company's management, the general condition of the securities markets and the demand for securities in similar industries.

                    SERVICE AND ENFORCEMENT OF LEGAL PROCESS

    Service of process upon the Company, its directors and the experts named herein, most of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, since substantially all of the Company's and such persons' assets are outside the United States, any judgment obtained in the United States against the Company or such person may not be collectible within the United States. The Company has appointed Montreal Trust Company of Canada as its agent to receive service of process in any action against the Company in any federal court or court in the State of New York arising out of the offering make hereby or any purchase or sale of securities in connection therewith.

                                 LEGAL MATTERS

    The validity of the securities which are being offered hereby will be passed upon for the Company by Gersten, Savage, Kaplowitz, Fredericks & Curtin, LLP, 101 East 52nd Street, New York, New York 10022. Gersten Savage has in the past represented the Underwriter and may continue to do so in the future. Certain legal matters will be passed upon for the Underwriter by Snow Becker Krauss P.C., 605 Third Avenue, New York 10158-0125.

                                    EXPERTS

    The financial statements of the Company as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995, have been included herein and in the registration statement in reliance upon reports of KPMG and Zaritsky Penny & Associates, independent chartered accountants, appearing elsewhere herein, and upon the authority of said firms as experts in accounting and auditing.

                                    INDEX TO
                       CONSOLIDATED FINANCIAL STATEMENTS



Report of KPMG, Independent Certified Public Accountant...............................        F-2
Report of Zaritsky, Penny and Associates, Independent Chartered Accoutant.............        F-3
Consolidated Balance Sheet............................................................        F-4
Consolidated Statement of Operations and Retained Earnings............................        F-5
Consolidated Statement of Changes in Financial Position...............................        F-6
Notes to Consolidated Financial Statements............................................        F-7

                       AUDITORS' REPORT TO THE DIRECTORS

    We have audited the consolidated balance sheet of Med-Emerg International, Inc. as at December 31, 1995 and the consolidated statements of operations and retained earnings (deficit) and changes in financial position for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

    In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Med-Emerg International, Inc. as at December 31, 1995 and the results of its operations and the changes in its financial position for the year then ended in accordance with accounting principles generally accepted in Canada.

    Accounting principles generally accepted in Canada vary in certain significant respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would have affected results of operations for each of the years in the two-year period ended December 31, 1995 and the shareholders' equity as of December 31, 1995 and 1994, to the extent summarized in note 17 to the consolidated financial statements.

    The balance sheet of Med-Emerg, Inc. (a wholly owned subsidiary of Med-Emerg International, Inc.) as at December 31, 1994 and the statements of earnings and changes in financial position for the two-year period ended December 31, 1994, were audited and reported on separately by other auditors who expressed an opinion without reservation on those statements in their report dated March 15, 1995. We have audited the balance sheet of Med-Plus Health Centres Ltd. (a wholly owned subsidiary of Med-Emerg International, Inc.) as at December 31, 1994 and the statements of earnings and changes in financial position for the two-year period ended December 31, 1994. The contribution of Med-Plus Health Centres Ltd. to revenues and net income of Med-Emerg International, Inc. for the years ended December 31, 1994 and 1993 represented [14%] [10%] [17%] and [nil%} of the respective restated totals. We also audited the combination of the accompanying consolidated balance sheet of Med-Emerg International, Inc. as at December 31, 1994 and the consolidated statements of operations and retained earnings (deficit) and changes in financial position for the two-year period ended December 31, 1994. In our opinion, such consolidated statements have been properly combined on the basis described in note 1(a) of the notes to the consolidated financial statements.

                                          Chartered Accountants

Toronto, Canada
April 22, 1996 (except for note 14
which is as of January 27, 1997)

                       AUDITORS' REPORT TO THE DIRECTORS

    We have audited the consolidated balance sheets of Med-Emerg Inc. as at December 31, 1994 and 1993 and the consolidated statements of operations and retained earnings and changes in financial position for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

    In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1994 and 1993 and the results of its operations and the changes in its financial position for the years then ended in accordance with generally accepted accounting principles.

                                          Chartered Accountants

London, Ontario
March 15, 1995

                         MED-EMERG INTERNATIONAL, INC.

                          CONSOLIDATED BALANCE SHEETS

                             (IN CANADIAN DOLLARS)

                                                                   AUGUST 31                  DECEMBER 31
                                                           --------------------------  --------------------------
                                                               1996          1995          1995          1994
                                                           ------------  ------------  ------------  ------------

                                                                                (UNAUDITED)
                                                     ASSETS
Current assets:
  Cash...................................................  $      4,703  $      6,460  $      5,035  $      4,961
  Accounts receivable....................................     2,334,290     2,060,613     2,223,808     1,340,334
  Prepaid and other......................................        99,817        73,183       158,348        84,417
                                                           ------------  ------------  ------------  ------------
                                                              2,438,810     2,140,256     2,387,191     1,429,712
Loans receivable (note 4)................................       202,351        71,615        90,566        48,695
Investments (note 5).....................................        25,030        50,000        30,000        45,000
Capital assets (note 7)..................................       219,084       139,296       154,357       140,408
Due from affiliates (note 8).............................        52,614       --             37,255       --
Deferred taxes...........................................       102,349       --            --            --
Goodwill (note 9)........................................       353,318       --            --            --
                                                           ------------  ------------  ------------  ------------
                                                           $  3,393,556  $  2,401,167  $  2,699,369  $  1,663,815
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------

                                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Bank indebtedness (note 10)............................  $  1,196,362  $    890,996  $  1,225,295  $    486,115
  Accounts payable and accrued liabilities...............     1,879,390       918,368     1,613,008       819,160
  Income taxes payable...................................       --             51,246        27,319        20,283
  Current portion of long-term debt......................       110,162       --            --            --
                                                           ------------  ------------  ------------  ------------
                                                              3,185,914     1,860,610     2,865,622     1,325,558
Long-term debt (note 11).................................        45,830       --            --            --
Shareholders' equity:
  Capital stock (note 12)................................       919,765           206           189           206
  Retained earnings (deficit)............................      (757,953)      540,351      (166,442)      338,051
                                                           ------------  ------------  ------------  ------------
                                                                161,812       540,557      (166,253)      338,257
Commitments (note 13)
                                                           ------------  ------------  ------------  ------------
                                                           $  3,393,556  $  2,401,167  $  2,699,369  $  1,663,815
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------

          See accompanying notes to consolidated financial statements.

                         MED-EMERG INTERNATIONAL, INC.

     CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)

                             (IN CANADIAN DOLLARS)

                                                  EIGHT MONTHS ENDED AUGUST
                                                              31                       YEARS ENDED DECEMBER 31
                                                  --------------------------  ------------------------------------------
                                                      1996          1995          1995           1994           1993
                                                  ------------  ------------  -------------  -------------  ------------

                                                         (UNAUDITED)
Revenue.........................................  $  7,172,858  $  7,626,016  $  10,983,553  $  10,474,754  $  8,939,848
Physician fees..................................     5,622,672     5,781,849      8,385,712      7,950,712     6,786,187
                                                  ------------  ------------  -------------  -------------  ------------
                                                     1,550,186     1,844,167      2,597,841      2,524,042     2,153,661
Expenses:
  Salaries and benefits.........................       948,176       902,990      1,327,912      1,394,181     1,321,337
  Occupancy costs and supplies..................       234,355       256,673        375,071        340,289       329,948
  General and administration....................       305,039       277,836        345,824        343,424       340,386
  Travel and marketing..........................       128,226        76,213        120,214        121,480       180,852
                                                  ------------  ------------  -------------  -------------  ------------
                                                     1,615,796     1,513,712      2,169,021      2,199,374     2,172,523
                                                  ------------  ------------  -------------  -------------  ------------
Income (loss) before the undernoted items.......       (65,610)      330,455        428,820        324,668       (18,862)
Other income (expense):
  Depreciation..................................       (40,039)      (26,415)       (49,342)       (46,013)      (69,534)
  Interest and dividends, net...................       (26,609)      (42,740)        54,930        (51,879)      (55,431)
  Budapest and Malaysia project costs...........       (52,265)      --            --             --             --
  Writeoff of deferred start-up costs (note
    3)..........................................      (509,337)      --            (663,448)      --             --
                                                  ------------  ------------  -------------  -------------  ------------
                                                      (628,250)      (69,155)      (657,860)       (97,892)     (124,965)
                                                  ------------  ------------  -------------  -------------  ------------
Income (loss) before income taxes...............      (693,860)      261,300       (229,040)       226,776      (143,827)
Income taxes (recovery).........................      (102,349)       59,000         71,447         52,245       (36,311)
                                                  ------------  ------------  -------------  -------------  ------------
Net income (loss)...............................      (591,511)      202,300       (300,487)       174,531      (107,516)
Retained earnings (deficit), beginning of
  period........................................      (166,442)      338,051        338,051        163,520       336,036
Dividends.......................................       --            --             (80,383)      --             (65,000)
Excess of redemption price over issuance price
  of common shares (note 12)....................       --            --            (123,623)      --             --
                                                  ------------  ------------  -------------  -------------  ------------
Retained earnings (deficit), end of period......  $   (757,953) $    540,351  $    (166,442) $     338,051  $    163,520
                                                  ------------  ------------  -------------  -------------  ------------
                                                  ------------  ------------  -------------  -------------  ------------

          See accompanying notes to consolidated financial statements.

                         MED-EMERG INTERNATIONAL, INC.

            CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION

                             (IN CANADIAN DOLLARS)

                                              EIGHT MONTHS ENDED AUGUST
                                                          31                      YEARS ENDED DECEMBER 31
                                              --------------------------  ---------------------------------------
                                                  1996          1995          1995          1994         1993
                                              -------------  -----------  -------------  -----------  -----------
                                                     (UNAUDITED)
Cash provided by (used for):

Operations:
  Net income (loss).........................  $    (591,511) $   202,300  $    (300,487) $   174,531  $  (107,516)
  Items not involving cash:
    Depreciation............................         40,039       26,415         49,342       46,013       69,534
    Deferred income taxes...................       (102,349)     --            --            --           --
  Changes in non-cash operating working
    capital:
    Accounts receivable.....................        (10,096)    (720,279)      (883,474)    (440,753)    (208,928)
    Prepaid and other.......................         69,077        9,102        (73,931)     (62,299)      64,903
    Accounts payable and accrued
      liabilities...........................         13,011       99,208        793,848      174,710      152,716
    Income taxes payable....................        (27,319)      30,963          7,036       93,418      (55,089)
                                              -------------  -----------  -------------  -----------  -----------
                                                   (609,148)    (352,291)      (407,666)     (14,380)     (84,380)

Investing:
  Acquisitions..............................       (271,598)     --            --            --           --
  Investments...............................          4,970       (5,000)       (15,000)     --           (15,000)
  Additions to capital assets...............        (44,047)     (23,171)       (63,291)     (34,979)     (50,769)
  Loans receivable..........................       (127,144)     (22,920)       (41,871)      (1,650)     --
  Other.....................................       --            --            --              3,512      --
                                              -------------  -----------  -------------  -----------  -----------
                                                   (437,819)     (51,091)       (90,162)     (33,117)     (65,769)

Financing:
  Issuance of common shares.................        919,576      --            --                  2      --
  Issuance of long-term debt................        155,992      --            --            --           --
  Dividends.................................       --            --             (80,383)     --           (65,000)
  Due from affiliates.......................       --            --             (37,255)      46,532       81,065
  Redemption of shares......................       --            --            (123,640)     --           --
                                              -------------  -----------  -------------  -----------  -----------
                                                  1,075,568      --            (241,278)      46,534       16,065
                                              -------------  -----------  -------------  -----------  -----------
Increase (decrease) in cash position........         28,601     (403,382)      (739,106)        (963)    (134,084)
Cash position, beginning of period..........     (1,220,260)    (481,154)      (481,154)    (480,191)    (346,107)
                                              -------------  -----------  -------------  -----------  -----------
Cash position, end of period................  $  (1,191,659) $  (884,536) $  (1,220,260) $  (481,154) $  (480,191)
                                              -------------  -----------  -------------  -----------  -----------
                                              -------------  -----------  -------------  -----------  -----------

Cash position is defined as:
  Cash......................................  $       4,703  $     6,460  $       5,035  $     4,961  $    11,200
  Bank indebtedness.........................     (1,196,362)    (890,996)    (1,225,295)    (486,115)    (491,391)
                                              -------------  -----------  -------------  -----------  -----------
                                              $  (1,191,659) $  (884,536) $  (1,220,260) $  (481,154) $  (480,191)

          See accompanying notes to consolidated financial statements.

                         MED-EMERG INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (IN CANADIAN DOLLARS)

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
  (INFORMATION RELATING TO THE EIGHT MONTHS ENDED AUGUST 31, 1996 AND 1995 IS
                                   UNAUDITED)

    Med-Emerg International, Inc. and its wholly owned subsidiaries, 927563 Ontario Limited, 927564 Ontario Limited, Med-Emerg Inc., Canadian Medical Centre s.r.o. and Med-Plus Health Centres Ltd., are incorporated under the Ontario Business Corporations Act. The Companies operate in one industry segment under the trade name Med-Emerg International and specialize in the coordination and delivering of emergency-related health care services, in both the Canadian and International workplace.

1. SIGNIFICANT ACCOUNTING POLICIES:

    (a) Basis of consolidation:

       On January 22, 1996, the newly incorporated Med-Emerg International, Inc. (the "Company") acquired all of the shares of two related companies, 927563 Ontario Inc. and 927564 Ontario Inc., in exchange for 2,333,333 shares of the Company. The acquisition was made under the tax free rollover provisions of the Income Tax Act and has been recorded at the acquired companies aggregate net book values of $(166,253).

       These acquisitions have been recorded in a manner similar to a pooling of interests and the consolidated financial statements reflect the operations of the Company and the predecessor entities for all years presented. In addition, the assets and liabilities acquired have been recorded at their historic book values, in the predecessor entities.

    (b) Principles of consolidation:

       The consolidated statements include the accounts of Med-Emerg International, Inc. and its subsidiaries (collectively called the "Company").

       Investments in jointly controlled partnerships are accounted for using the proportionate consolidation method whereby the Company's proportionate share of revenues, expenses, assets and liabilities is recorded in the accounts.

       Significant intercompany accounts and transactions have been eliminated.

    (c) Inventory:

       Inventory consists of medical materials which are valued at the lower of cost and net realizable value. Cost is determined on a first-in, first-out basis.

    (d) Investments:

       Investments consisting primarily of venture capital investments are carried at the lower of cost and estimated realizable value.

    (e) Development and start-up costs:

       Direct costs incurred, net of any revenue, during the development and start-up period for a new clinic are deferred until the clinic reaches a commercial level of activity, and amortized on a straight-line basis over three years. If a subsequent decision is made to discontinue the clinic, or if there is no longer reasonable assurance that the amounts deferred are recoverable from operations of the clinic, the remaining balance is written off.

                         MED-EMERG INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (IN CANADIAN DOLLARS) (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
  (INFORMATION RELATING TO THE EIGHT MONTHS ENDED AUGUST 31, 1996 AND 1995 IS
                                   UNAUDITED)

1. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    (f) Use of estimates:

       Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

    (g) Capital assets:

       Capital assets are stated at cost. Depreciation is provided on the carrying values of the assets using the following methods and annual rates:

ASSET                                      BASIS                                        RATE
-----------------------------------------  -----------------------------------------  ---------
Furniture and fixtures...................  Declining balance........................        20%
Computer software........................  Declining balance........................       100%
Computer hardware........................  Declining balance........................        30%
Leasehold improvements...................  Straight line............................    5 years

    (h) Goodwill:

       Goodwill is recorded at cost and is being amortized over a period of 10 years. The company assesses the recoverability of goodwill by determining whether the amortization of the goodwill balance over its remaining life can be recovered through projected discounted future operating results. Impairment, if any, is measured based upon an estimate of the fair value of the goodwill.

    (i) Revenue recognition:

       The Company's operations are subject to extensive government regulation. Substantially all of the Company's operating revenue is derived from government funded and administered programs. In Canada, the health care system is publicly administered and is largely considered not for profit. A large for profit health care sector nevertheless co-exists within the non-profit section. Ontario Health Insurance Plan fee for service over the past three years has been "clawed back" to ensure a total spending freeze of $3.8 billion per year in Ontario. In fiscal year 1996-97, the government announced a lowering of billing thresholds for all physicians in the province. The thresholds were lowered to levels which are estimated to affect as many as 30% of physicians. Once billings exceed these thresholds, further billings are discounted by 33%, 66% and 75%.

       Clawback adjustments for prior periods or estimates for the current year have been reflected in the results of operations to the extent they are not recoverable from physicians and hospitals.

2. ACQUISITIONS:

    Effective August 1, 1996, the Company purchased certain assets and assumed certain liabilities of the St. George Medical Clinic for a note payable of $155,992 (see note 11) and 75,000 common shares of the Company valued at $75,000

                         MED-EMERG INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (IN CANADIAN DOLLARS) (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
  (INFORMATION RELATING TO THE EIGHT MONTHS ENDED AUGUST 31, 1996 AND 1995 IS
                                   UNAUDITED)

2. ACQUISITIONS: (CONTINUED)
    Effective January 1, 1996, the Company purchased a 33 1/3% interest in Glenderry Medical Clinic, Partnership for consideration of $27,208.

    Effective September 18, 1995, the Company purchased 60% of the outstanding shares of Canadian Medical Centres s.r.o., a medical clinic in Prague, Czech Republic by agreeing to fund development and start-up costs. The remaining 40% of the shares were acquired by December 31, 1995 as part of the continued funding.

    The following is a summary of assets purchased and liabilities assumed:

                                                                    AUGUST 31,
                                                                       1996
                                                     ST. GEORGE     GLENDERRY        TOTAL
                                                     -----------  --------------  -----------
Total assets.......................................  $   113,677    $   55,189    $   168,866
Goodwill...........................................      334,032        22,069        356,101
Less liabilities assumed...........................     (216,717)      (36,652)      (253,369)
                                                     -----------  --------------  -----------
                                                         230,992        40,606        271,598
Cash...............................................      --            (13,398)       (13,398)
                                                     -----------  --------------  -----------
                                                     $   230,992    $   27,208    $   258,200
                                                     -----------  --------------  -----------
                                                     -----------  --------------  -----------

    Summarized unaudited balance sheet information of the Company's 33 1/3% interest in Glenderry Medical Clinic partnership at August 31, 1996 is as follows:

Current assets....................................................  $  53,737
Capital assets, net...............................................      3,231
Current liabilities...............................................    (44,776)
                                                                    ---------
Equity............................................................  $  12,192
                                                                    ---------
                                                                    ---------

    Summarized unaudited results of operations of the Company's partnership for the eight months ended August 31, 1996 are as follows:

Revenue...........................................................  $ 180,153
Expenses..........................................................    173,099
                                                                    ---------
Net income........................................................  $   7,054
                                                                    ---------
                                                                    ---------

    The proportionate taxable income or loss of the partnership is included in the taxable income of the respective partners. Accordingly, no provisions for income taxes on this entity is included in the above amounts.

                         MED-EMERG INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (IN CANADIAN DOLLARS) (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
  (INFORMATION RELATING TO THE EIGHT MONTHS ENDED AUGUST 31, 1996 AND 1995 IS
                                   UNAUDITED)

3. WRITEOFF OF DEFERRED START-UP COSTS:

                                                                                  AUGUST 31             DECEMBER 31
                                                                            ---------------------  ---------------------
                                                                               1996       1995        1995       1994
                                                                            ----------  ---------  ----------  ---------

                                                                                            (UNAUDITED)
Writeoff of deferred start-up project costs...............................  $  466,462  $  --      $  663,448  $  --
Writeoff of advances relating to Malaysia project.........................      42,875     --          --         --
                                                                            ----------  ---------  ----------  ---------
                                                                            $  509,337  $  --      $  663,448  $  --
                                                                            ----------  ---------  ----------  ---------
                                                                            ----------  ---------  ----------  ---------

    At December 31, 1995, the Company owned 100% of the shares of Canadian Medical Centres s.r.o., a medical clinic in Prague, Czech Republic. Subsequent to the acquisition, the Company determined that there was no reasonable assurance that the deferred development and start-up costs would be recovered from future operations. Deferred development and start-up costs totalling $663,448 have been written off at December 31, 1995. Additional costs incurred subsequent to the acquisition totalling $466,462 have been written off for the eight month period ended August 31, 1996. The Company is no longer providing funding for the clinic in Prague.

4. LOANS RECEIVABLE:

                                                                             AUGUST 31            DECEMBER 31
                                                                       ---------------------  --------------------
                                                                          1996       1995       1995       1994
                                                                       ----------  ---------  ---------  ---------

                                                                                       (UNAUDITED)
Loan to Preventative Health Innovations Inc., unsecured non-interest
  bearing, with no specific repayment terms..........................  $   54,880  $  --      $  42,342  $  --
Housing loan to directors, non-interest bearing, no specific terms of
  repayment (i)......................................................      48,224     48,224     48,224     48,695
Loan to officer, non-interest bear-ing, repayable over a five-year
  period with principal repayments commencing December 1998..........      60,000     --         --         --
Shareholders advance, non-interest bearing with no specific terms of
  repayment (i)......................................................      39,247     23,391     --         --
                                                                       ----------  ---------  ---------  ---------
                                                                       $  202,351  $  71,615  $  90,566  $  48,695
                                                                       ----------  ---------  ---------  ---------
                                                                       ----------  ---------  ---------  ---------

------------------------

(i) These loans are to be repaid as described in note 6.

                         MED-EMERG INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (IN CANADIAN DOLLARS) (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
  (INFORMATION RELATING TO THE EIGHT MONTHS ENDED AUGUST 31, 1996 AND 1995 IS
                                   UNAUDITED)

5. INVESTMENTS:

                                                                             AUGUST 31            DECEMBER 31
                                                                        --------------------  --------------------
                                                                          1996       1995       1995       1994
                                                                        ---------  ---------  ---------  ---------

                                                                                       (UNAUDITED)
Inter Health Canada Limited...........................................  $   5,000  $   5,000  $   5,000  $  --
Glenderry Medical Clinic, Partnership.................................     --         --         25,000     --
Oxford Medical Group Ltd..............................................     --         30,000     --         30,000
Registron and Rugs Limited............................................     --         15,000     --         15,000
Urgent Care Centre....................................................     20,030     --         --         --
                                                                        ---------  ---------  ---------  ---------
                                                                        $  25,030  $  50,000  $  30,000  $  45,000
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------

6. RELATED PARTY TRANSACTIONS:

    The purchase of the 33 1/3% partnership interest in Glenderry Medical Clinic, as described in note 2, was purchased from the Chief Executive Officer of the Company. The proceeds of the sale were used to repay a loan from the Company to the Chief Executive Officer.

    Concurrent with the initial public offering disclosed in note 14, the Company will repurchase 37,456 common shares held by directors, for consideration of $2.75 U.S. per share for aggregate proceeds of $140,085. The proceeds will be used to repay the loans to directors and shareholders totalling $87,471, as described in note 4, as well as amounts due from affiliates totalling $52,614.

7. CAPITAL ASSETS:

                                                                                  AUGUST 31              DECEMBER 31
                                                                            ----------------------  ----------------------
                                                              ACCUMULATED      1996        1995        1995        1994
                                                     COST     DEPRECIATION     NET         NET         NET         NET
                                                  ----------  ------------  ----------  ----------  ----------  ----------

                                                                                (UNAUDITED)
Furniture and fixtures..........................    $199,554   $  105,876   $   93,678  $   63,469  $   58,133  $   68,714
Computer software...............................      71,123       70,076        1,047       5,602       1,834         311
Computer hardware...............................     266,189      150,063      116,126      62,569      88,210      60,943
Leasehold improvements..........................      83,372       75,139        8,233       7,656       6,180      10,440
                                                  ----------  ------------  ----------  ----------  ----------  ----------
                                                    $620,238   $  401,154   $  219,084  $  139,296  $  154,357  $  140,408
                                                  ----------  ------------  ----------  ----------  ----------  ----------
                                                  ----------  ------------  ----------  ----------  ----------  ----------

8. DUE FROM AFFILIATES:

    The amounts due from affiliates are non-interest bearing and due on demand. Repayment of these amounts is described in note 6 above.

                         MED-EMERG INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (IN CANADIAN DOLLARS) (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
  (INFORMATION RELATING TO THE EIGHT MONTHS ENDED AUGUST 31, 1996 AND 1995 IS
                                   UNAUDITED)

9. GOODWILL:

                                                            AUGUST 31            DECEMBER 31
                                                      ---------------------  --------------------
                                                         1996       1995       1995       1994
                                                      ----------  ---------  ---------  ---------

                                                           (UNAUDITED)
Goodwill............................................  $  356,101  $      --  $      --  $      --
Accumulated amortization............................      (2,783)        --         --         --
                                                      ----------  ---------  ---------  ---------
                                                      $  353,318  $      --  $      --  $      --
                                                      ----------  ---------  ---------  ---------
                                                      ----------  ---------  ---------  ---------

10. BANK INDEBTEDNESS:

                                                                           DECEMBER 31
                                                  AUGUST 31          ------------------------
                                           ------------------------
                                               1996         1995         1995         1994
                                           ------------  ----------  ------------  ----------
                                                 (UNAUDITED)
Bank indebtedness........................  $  1,183,340  $  855,081  $  1,198,272  $  423,855
Bank loan and overdraft..................        13,022      35,915        27,023      62,260
                                           ------------  ----------  ------------  ----------
                                           $  1,196,362  $  890,996  $  1,225,295  $  486,115
                                           ------------  ----------  ------------  ----------
                                           ------------  ----------  ------------  ----------

    The bank indebtedness forms part of the Companies' bank credit facilities totalling $1,200,000 which may be drawn on by demand loans at the bank's prime rate plus 1 1/2%. Both the bank indebtedness and the bank loan are secured by a general security agreement over all of the Companies' assets.

    The terms of the banking agreement contain, among other provisions, requirements for maintaining defined levels of net worth and financial ratios. At August 31, 1996, the Company did not comply with the net worth covenant and one of its financial ratio covenants. As a result of these defaults, the bank is in a position to demand repayment of its loan; however, the private offering and sale of promissory notes described in note 14(d) that the Company completed in December 1996 for net proceeds of $425,000 U.S. were initially applied to reduce the Company's bank borrowings.

11. LONG-TERM DEBT:

                                                                                  AUGUST 31            DECEMBER 31
                                                                            ---------------------  --------------------
                                                                               1996       1995       1995       1994
                                                                            ----------  ---------  ---------  ---------

                                                                                 (UNAUDITED)
Promissory note, non-interest bearing, repayable in 15 equal installments
  commencing November 10, 1996............................................  $  155,992  $      --  $      --  $      --
Less current portion......................................................    (110,162)        --         --         --
                                                                            ----------  ---------  ---------  ---------
                                                                            $   45,830  $      --  $      --  $      --
                                                                            ----------  ---------  ---------  ---------
                                                                            ----------  ---------  ---------  ---------

                         MED-EMERG INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (IN CANADIAN DOLLARS) (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
  (INFORMATION RELATING TO THE EIGHT MONTHS ENDED AUGUST 31, 1996 AND 1995 IS
                                   UNAUDITED)

12. CAPITAL STOCK:

                                                     AUGUST 31              DECEMBER 31
                                               ----------------------  ----------------------
                                                  1996        1995        1995        1994
                                               ----------  ----------  ----------  ----------

                                                    (UNAUDITED)
Authorized:
  Unlimited number of Class "A", redeemable,
    retractable, non-cumulative preferred
    shares, $10 par value....................
  Unlimited number of Class "B", redeemable,
    retractable, non-cumulative preferred
    shares, $10 par value....................
  Unlimited number of common shares..........
Issued:
  3,408,333 common shares....................  $  919,765  $      206  $      189  $      206
                                               ----------  ----------  ----------  ----------
                                               ----------  ----------  ----------  ----------

                                                                           COMMON SHARES
                                                                       ----------------------
                                                                         NUMBER      AMOUNT
                                                                       ----------  ----------
Balance, December 31, 1993, December 31, 1994 and August 31, 1995....         200  $      206
Shares redeemed on reorganization....................................         (17)        (17)
                                                                       ----------  ----------
Balance, December 31, 1995...........................................         183         189
Shares redeemed on reorganization....................................        (183)       (189)
Issuance of shares upon reorganization...............................   2,333,333         189
Shares issued on private placement...................................   1,000,000     844,576
Shares issued on purchase of St. George Medical Clinic...............      75,000      75,000
                                                                       ----------  ----------
Balance, August 31, 1996.............................................   3,408,333  $  919,765
                                                                       ----------  ----------
                                                                       ----------  ----------

    In connection with the acquisition of all of the common shares of 927563 Ontario Inc. and 927564 Ontario Inc. as described in note 1(a), the Company issued as consideration 2,333,333 common shares.


    On January 22, 1996, the Company completed a private stock offering, issuing 1,000,000 common shares for net proceeds of $844,576 after deducting issue costs of $155,424, and 1,000,000 warrants to acquire common shares at $2.00 per share, expiring in January 1999. The 1,000,000 Warrants were subsequently returned to the Company for cancellation in connection with the November 1996 restructuring.


    In connection with the acquisition described in note 2, on August 1, 1996, the Company issued 75,000 common shares at a price of $1.00 per share.

                         MED-EMERG INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (IN CANADIAN DOLLARS) (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
  (INFORMATION RELATING TO THE EIGHT MONTHS ENDED AUGUST 31, 1996 AND 1995 IS
                                   UNAUDITED)

13. COMMITMENTS:

    The Company is committed to payments under operating leases for certain of its premises and equipment totalling $537,000. Annual payments for the next five years are as follows:

1997..............................................................  $ 188,000
1998..............................................................    146,000
1999..............................................................    151,000
2000..............................................................    120,000
2001 and thereafter...............................................    112,000
                                                                    ---------
                                                                    $ 717,000
                                                                    ---------
                                                                    ---------

14. SUBSEQUENT EVENT:


    On September 5, 1996, the Company entered into an agreement to complete an initial public offering of 1,250,000 shares of Common Stock and 1,250,000 Warrants at initial public offering prices of $3.90 U.S. and $0.10 U.S., respectively for an aggregate public offering of $5,000,000 U.S. Each unit consists of one (1) share of common stock and one (1) Class A warrant entitling the holder to one share of common stock at a price of $5.00 U.S. for a five year period from the date of the offering. Upon successful completion of the offering, the Company's stock would be listed on NASDAQ.


    On November 1, 1996, the Board of Directors authorized the following capital restructuring:

    (a) Under the tax free rollover provisions of the Income Tax Act, the controlling shareholders will exchange 2,203,333 common shares for 500,000 voting preferred shares, having an ascribed value of $4,500,000 U.S. at date of issuance. Each share entitles the holder to eight votes per share until the Company engages in a public offering of its securities and at which time each share will be entitled to one vote per share having a redemption price of $9.00 U.S. per share or $4,500,000 U.S. Each share is convertible into common stock of the Company at the option of the holder at a price equal to $9.00 U.S. per common share for a ten year period from the date of issuance. At the end of the ten year period, the Company has the unrestricted right to redeem the preferred shares for their redemption amount or issue the equivalent number of common shares based upon their then market value.

    The preferred shares are entitled to receive a cumulative dividend of 27 CENTS U.S. per share payable in cash or equivalent common shares based on their ascribed value.

       The issuance of the preferred shares will result in a charge to retained earnings based on their ascribed value at time of issuance.

       In the event that the initial public offering contemplated by the letter of intent dated September 5, 1996 has not closed by September 5, 1997, the holders of any preferred shares of the Company, shall have the right, at any time up to November 30, 1997, to convert such preferred shares into common shares in the capital of the Company as will result in such holders owning

                         MED-EMERG INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (IN CANADIAN DOLLARS) (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
  (INFORMATION RELATING TO THE EIGHT MONTHS ENDED AUGUST 31, 1996 AND 1995 IS
                                   UNAUDITED)

14. SUBSEQUENT EVENT: (CONTINUED)
       common shares of the Company in the same percentage as the original holders of preferred shares owned at September 5, 1996.

    (b) The Company will issue of 610,000 common shares to Hampton House International Corp. in consideration of past services. The issuance of common shares will be recorded at an ascribed value determined at $1.00 per share or $610,000 as a charge to compensation.

    (c) All of the common share purchase warrants issued by the Company on January 22, 1996 were surrendered. No consideration was paid.

       In the event that the initial public offering contemplated by the letter of intent dated September 5, 1996 has not closed by September 5, 1997, the Company will reissue as soon as reasonably practicable, common share purchase warrants in substantially the same terms to holders of the surrendered warrants.

    (d) In January 1997, the Company completed a private offering and sale of promissory notes with a principal amount of $500,000 U.S. and the issuance of 125,000 common shares. The issuance of common shares will result in a charge to income based on the $1.00 ascribed value of the shares issued.

    (e) In addition, the Company will issue an aggregate of 50,000 common shares over the next twelve month period to Mr. Robert Rubin for services rendered in his capacity as a director of the Company.

       Under a stock option plan, Mr. Robert Rubin will be granted an option to purchase 700,000 common shares of the Company at an exercise price of $1.00 per share.

    (f) The Board of Directors intends to adopt a Stock Option Plan (the "Plan") and to seek stockholder approval for the Plan. Pursuant to the Plan, options to acquire an aggregate of 250,000 shares of common stock may be granted. The Plan is to provide for grants to employees, consultants and directors of the Company to enable them to purchase shares.

15. EARNINGS (LOSS) PER SHARE:

    The earnings (loss) per share immediately prior to the initial public offering described in note 14 is as follows:

                                                         EIGHT MONTHS ENDED
                                                             AUGUST 31            YEARS ENDED DECEMBER 31
                                                        --------------------  -------------------------------
                                                          1996       1995       1995       1994       1993
                                                        ---------  ---------  ---------  ---------  ---------

                                                            (UNAUDITED)
Basic.................................................  $   (0.18) $    0.09  $   (0.13) $    0.07  $   (0.05)
Pro forma.............................................  $   (0.29) $    0.09  $   (0.13) $    0.07  $   (0.05)
                                                        ---------  ---------  ---------  ---------  ---------
                                                        ---------  ---------  ---------  ---------  ---------

    Earnings per share are calculated using the weighted daily average number of shares outstanding for the periods presented after giving retroactive effect to the share exchange that occurred January 22, 1996.

                         MED-EMERG INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (IN CANADIAN DOLLARS) (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
  (INFORMATION RELATING TO THE EIGHT MONTHS ENDED AUGUST 31, 1996 AND 1995 IS
                                   UNAUDITED)

15. EARNINGS (LOSS) PER SHARE: (CONTINUED)
Pro forma earnings per share reflect the dilutive effect, if any, which would result under the reorganization described in note 14(a).

16. INCOME TAXES:

                                                            EIGHT MONTHS ENDED
                                                                AUGUST 31             YEARS ENDED DECEMBER 31
                                                          ----------------------  --------------------------------
                                                             1996        1995       1995       1994        1993
                                                          -----------  ---------  ---------  ---------  ----------

                                                               (UNAUDITED)
Current.................................................  $   --       $  59,000  $  71,447  $  52,245  $  (36,311)
Deferred................................................     (102,349)    --         --         --          --
                                                          -----------  ---------  ---------  ---------  ----------
                                                          $  (102,349) $  59,000  $  71,447  $  52,245  $  (36,311)
                                                          -----------  ---------  ---------  ---------  ----------
                                                          -----------  ---------  ---------  ---------  ----------

    The effective rate of income taxes provided in the statements of operations vary from the combined federal and provincial statutory income rates as follows:

                                                             EIGHT MONTHS ENDED
                                                                                        % OF PRETAX INCOME
                                                                 AUGUST 31            YEARS ENDED DECEMBER 31
                                                            --------------------  -------------------------------
                                                              1996       1995       1995       1994       1993
                                                            ---------  ---------  ---------  ---------  ---------

                                                                (UNAUDITED)
Income tax computed at statutory income tax rate..........      (44.6)      44.6      (44.6)      44.3      (44.3)
Reduction for small business deduction....................       22.0      (22.0)      22.0      (21.3)      21.3
Writeoff of non-deductible start-up costs.................        7.8     --           66.0     --         --
Other.....................................................     --         --          (12.3)    --           (2.2)
                                                            ---------  ---------  ---------  ---------  ---------
                                                                (14.8)      22.6       31.1       23.0      (25.2)
                                                            ---------  ---------  ---------  ---------  ---------
                                                            ---------  ---------  ---------  ---------  ---------

    At August 31, 1996, the Company has available non-capital loss carryforwards of $65,000 to utilize against future taxable income. These losses expire in 2003. In addition, the Company has capital loss carryforwards of approximately $766,000, which may be applied against future taxable capital gains. No accounting recognition has been given to these capital loss carryforwards.

17. CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES:

    These financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") in Canada. In certain respects, GAAP in the United States differ from those in Canada. Following is a summary of the effect of significant differences in GAAP on the Company's consolidated financial statements.

                         MED-EMERG INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (IN CANADIAN DOLLARS) (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
  (INFORMATION RELATING TO THE EIGHT MONTHS ENDED AUGUST 31, 1996 AND 1995 IS
                                   UNAUDITED)

17. CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES: (CONTINUED) Consolidated statements of operations:

    If United States GAAP were employed, net income (loss) for the period would be adjusted as follows:

                                                      EIGHT MONTHS ENDED
                                                           AUGUST 31               YEARS ENDED DECEMBER 31
                                                    -----------------------  ------------------------------------
                                                       1996         1995        1995         1994        1993
                                                    -----------  ----------  -----------  ----------  -----------

                                                          (UNAUDITED)
Net income (loss) based on Canadian GAAP..........  $  (591,511) $  202,300  $  (300,487) $  174,531  $  (107,516)
Current effect of (SFAS No. 109)..................        7,000      --          --           --          --
                                                    -----------  ----------  -----------  ----------  -----------
Net income (loss) based on United States GAAP.....  $  (584,511) $  202,300  $  (300,487) $  174,531  $  (107,516)
                                                    -----------  ----------  -----------  ----------  -----------
                                                    -----------  ----------  -----------  ----------  -----------
Earnings (loss) per share.........................  $     (0.18) $     0.09  $     (0.13) $     0.07  $     (0.05)
                                                    -----------  ----------  -----------  ----------  -----------
                                                    -----------  ----------  -----------  ----------  -----------

    The United States Statement of Financial Accounting Standards (SFAS No. 109) "Accounting for Income Taxes", requires a change from the deferred method of accounting for income taxes to the asset and liability method of accounting for income taxes.

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                                                                  AUGUST 31            DECEMBER 31
                                                                            ---------------------  --------------------
                                                                               1996       1995       1995       1994
                                                                            ----------  ---------  ---------  ---------
Deferred tax assets:
  Net operating loss carryforwards........................................  $  196,000  $      --  $      --  $      --
  Property, plant and equipment, principally due to differences in
  depreciation............................................................       7,000         --         --         --
                                                                            ----------  ---------  ---------  ---------
                                                                               203,000         --         --         --
Less:
  Valuation allowance.....................................................      93,000         --         --         --
                                                                            ----------  ---------  ---------  ---------
                                                                               110,000         --         --         --
Deferred tax liabilities:
  Goodwill................................................................      46,000         --         --         --
                                                                            ----------  ---------  ---------  ---------
Net deferred tax..........................................................  $   64,000  $      --  $      --  $      --
                                                                            ----------  ---------  ---------  ---------
                                                                            ----------  ---------  ---------  ---------

                         MED-EMERG INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (IN CANADIAN DOLLARS) (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
  (INFORMATION RELATING TO THE EIGHT MONTHS ENDED AUGUST 31, 1996 AND 1995 IS
                                   UNAUDITED)

17. CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES: (CONTINUED) The balance sheet effect of applying SFAS No. 109 would be as follows:

                                                                                   AUGUST 31            DECEMBER 31
                                                                             ---------------------  --------------------
                                                                                1996       1995       1995       1994
                                                                             ----------  ---------  ---------  ---------
Deferred tax asset (as previously shown)...................................  $  102,349  $      --  $      --  $      --
Adjustments to deferred taxes as a result of additional goodwill arising on
  acquisition..............................................................     (46,000)        --         --         --
Property, plant and equipment..............................................       7,000         --         --         --
Other......................................................................         651         --         --         --
                                                                             ----------  ---------  ---------  ---------
Deferred taxes--U.S. GAAP..................................................  $   64,000  $      --  $      --  $      --
                                                                             ----------  ---------  ---------  ---------
                                                                             ----------  ---------  ---------  ---------

    Consolidated balance sheets

       Deferred taxes:

       As a result of adopting Statement 109, at August 31, 1996, net deferred income tax liabilities would have increased by $39,000 with an offsetting credit to retained earnings of $7,000 and a debit to goodwill of $46,000.

       Deferred start-up costs:

       Under Canadian GAAP, development and start-up costs, which meet certain criteria, are deferred and amortized. Under United States GAAP, development and start-up costs are expensed as incurred. As a result of the write-off at August 31, 1996 and December 31, 1995, of deferred development and start-up costs, this difference has no effect on net income under United States accounting principles.

       Fair value of financial instruments:

       Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of the fair value and the methods and significant assumptions used to estimate fair value for all financial instruments. The fair value of trade accounts and other receivables and trade accounts payable approximates their book value. The fair value of the Company's note payable is not significantly different from its carrying value due to the relatively short term of the note.

    Consolidated statement of changes in financial position:

    Under United States GAAP, bank indebtedness would not be included as a component of cash position in the consolidated statement of changes in financial position. Accordingly, the $28,933 decrease at August 31, 1996 (August 31, 1995--$404,881 increase; December 31, 1995--$739,180 increase; December 31,
1994--$5,276 increase; December 31, 1993 -$143,484 increase) would be presented as a financing activity for each year.

    In addition, under United States GAAP, the acquisition would be reported on a cash basis in the consolidated statement of changes in financial position. Accordingly, under investing activities, acquisitions

                         MED-EMERG INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       (IN CANADIAN DOLLARS) (CONTINUED)

                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
  (INFORMATION RELATING TO THE EIGHT MONTHS ENDED AUGUST 31, 1996 AND 1995 IS
                                   UNAUDITED)

17. CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES: (CONTINUED) of $271,598, reported as of August 31, 1996 would be reduced by $230,992, with reductions under financing activities to Issuance of Promissory Notes of $155,992 and issuance of common shares of $75,000.

18. CONTINGENCIES:

    Partnership interest:

    The Company is contingently liable for some or all of the obligations of the partnership in which it has a direct interest. However, against this contingent liability, the Company would have a claim upon the assets of the partnership and, in certain limited cases, their partners.

    Contracts with physicians:

    The Company contracts with physicians as independent contractors, rather than employees, to fulfill its contractual obligations to hospitals. Therefore, the Company did not historically, and the Company does not currently, withhold income taxes, make unemployment insurance and Canada pension plan payments, or provide worker's compensation insurance with respect to such independent contractors. The payment of applicable taxes is regarded as the responsibility of such independent contractors. Management believes that classification of physicians as independent contractors although subject to challenge by taxation authorities is standard industry practice and proper for tax purposes.

    Due to the nature of its business, the Company and certain physicians who provided services on its behalf may be the subject of medical malpractice claims, with the attendant risk of substantial damage awards. The most significant source of potential liability in this regard is the alleged negligence of physicians placed by the Company at contract hospitals. Physicians staffed by the Company maintain their own malpractice insurance. To the extent such physicians were regarded as agents of the Company in the practice of medicine, a patient could sue the Company for any medical negligence of such physicians. The Company does not believe it could be held liable for an act of a physician staffed by it unless it could be shown that the Company was negligent in assessing the qualifications of such physician. In addition, the Company could be found in certain instances to have been negligent in performing its contract management services for the hospitals even if no agency relationship between the Company and/or such physician exists.

    Financing:

    The Company believes, although there can be no assurance, that the proceeds of the public offering discussed in note 14 and operating revenues will provide sufficient capital to finance the Company's anticipated growth and administrative charges during the 12 months following completion of the offering. If the Company encounters unexpected expenses during such period, or if after such period, revenues from operations are not sufficient to fund operations or growth, the Company may require additional financing. There can be no assurance that the Company will be able to obtain the requisite additional financing on acceptable terms, that the Company will be able to sell any securities or obtain bank borrowings or other debt financing, or what the terms of the equity transactions or borrowings might be.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO UNDERWRITER, DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE AND REPRESENTATIONS OTHER THAN THOSE CON-TAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICA-TION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                  ---------
Prospectus Summary..............................
Risk Factors....................................
Use of Proceeds.................................
Dilution........................................
Capitalization..................................
Dividends.......................................
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................
Business........................................
Management......................................
Certain Transactions............................
Principal Stockholders..........................
Description of Securities.......................
Shares Eligible for Future Sale.................
Underwriting....................................
Legal Matters...................................
Experts.........................................
Financial Statements............................        F-1


                            ------------------------

    UNTIL            , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. IN ADDITION, DEALERS ARE OBLIGATED TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTION.

                                MED-EMERG, INC.
                        1,250,000 SHARES OF COMMON STOCK
                      1,250,000 CLASS A REDEEMABLE COMMON
                            STOCK PURCHASE WARRANTS.

                                   NETWORK 1
                           FINANCIAL SECURITIES, INC.

                                          , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

            [Alternate Page for Selling Securityholders Prospectus]

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED           , 1997

PROSPECTUS

                          MED-EMERG INTERNATIONAL INC.
                         125,000 SHARES OF COMMON STOCK

    This Prospectus relates to 125,000 shares of common stock, no par value (the "Common Stock") of MED-EMERG INTERNATIONAL INC. (the "Company") that may be sold by the selling securityholders named herein (the "Selling Securityholders"). See "Selling Securityholders." The 125,000 shares of Common Stock being offered hereby were issued in connection with a bridge financing completed by the Company in January 1997. The Company will not receive any proceeds from the sale of the Common Stock. The expenses in connection with the preparation of this Prospectus and the registration of the Common Stock will be paid by the Company. The Selling Securityholders have agreed not to sell or otherwise dispose of the Common Stock for two years from the date of this Prospectus without the prior written consent of Network 1 Financial Securities, Inc., the underwriter for a concurrent public offering of units of the Company's securities.

    The Selling Securityholders may sell the shares of Common Stock from time to time directly to purchasers, or through broker-dealers who may receive compensation in the form of discounts or commissions from the Selling Securityholders or purchasers. Sales of the shares of Common Stock may be effected by broker-dealers in ordinary brokerage transactions or block transactions on the Nasdaq SmallCap Market, through sales to one or more dealers who may resell as principals, in privately negotiated transactions or otherwise, at the market price prevailing at the time of sale, a price related to such prevailing market price or at a negotiated price. Usual and customary or specifically negotiated brokerage fees may be paid by the Selling Securityholders in connection therewith. To the Company's knowledge, none of the Selling Securityholders has entered into any underwriting agreements. The Company has offered, by separate Prospectus dated the date hereof, 1,250,000 shares of Common Stock and 1,250,000 Redeemable Common Stock Purchase Warrants (the "IPO"). Each of the Selling Securityholders has agreed not to sell or otherwise dispose of the Common Stock for two years from the date of this Prospectus without the prior written consent of Network 1 Financial Securities, Inc., the underwriter of the IPO.

    Prior to the Offering, there has been no public market for the Common Stock and Warrants and no assurance can be given that any such market will develop upon completion of the Offering. Application has been made to have the Common Stock and Warrants included for quotation on the NASDAQ SmallCap Market under the symbols "MEDE" and "MEDEW," respectively and for listing on the Boston Stock Exchange under the symbols "MED" and "MEDW," respectively. The initial public offering price of the Common Stock and the Warrants and the exercise price and other terms of the Warrants have been determined by negotiation between the Company and the Underwriter and do not necessarily bear any relation to the Company's earnings, assets, book value, net worth or any other recognized criteria of value. See "Underwriting."

    AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS"
COMMENCING ON      AND DILUTION ON PAGE   .

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is             , 1997

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

    The Selling Securityholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act") and any profits realized by them may be deemed to be underwriting commissions. Any broker-dealers that participate in the distribution of the shares of Common Stock also may be deemed to be "underwriters," as defined in the Act, and any commissions or discounts paid to them, or any profits realized by them upon the resale of any securities purchased by them as principals, may be deemed to be underwriting commissions or discounts under the Act. The sale of the Common Stock by the Selling Securityholders is subject to the prospectus delivery requirements of the Act.

    The shares of Common Stock offered hereby have been registered pursuant to registration rights granted to the Selling Securityholders. The Selling Securityholders are responsible for payment of brokerage commissions and discounts incurred in connection with the sale of the Common Stock. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Act.

            [Alternate Page for Selling Securityholders Prospectus]

                     THE SELLING SECURITYHOLDERS' OFFERING

Securities Offered...........................  125,000 shares of Common Stock, no par value.
                                               See "Description of Securities."

Common Stock Outstanding(1)..................  3,190,000

Risk Factors.................................  The securities offered hereby involve a high degree of risk and immediate substantial
                                               dilution to public investors. See "Risk
                                               Factors" and "Dilution".

NASDAQ Symbol(2).............................  Common Stock:  MEDE

BSE Symbols(2)...............................  Common Stock:  MED

------------------------

(1) Does not include 700,000 shares of Common Stock issuable upon exercise of outstanding options and 500,000 shares of Common Stock issuable upon conversion of 500,000 shares of Preferred Stock outstanding. See "Principal Stockholders" and "Management" and "Description of Securities."

(2) The proposed Nasdaq and Boston Stock Exchange trading symbols do not imply that a liquid and active market will be developed or sustained for the Common Stock upon completion of this Offering.

            [Alternate Page for Selling Securityholders Prospectus]

                       This page intentionally left blank

            [Alternate Page for Selling Securityholders Prospectus]

that such proposal will be adopted or if adopted, will be adopted in its current form.

    NO DIVIDENDS. The Company does not intend to pay any dividends on its common stock in the foreseeable future. The Company currently intends to retain any earnings to finance the operations of the Company. In addition, the Company's Preferred Stock prohibits the payment of any dividends on the Common Stock until all accrued dividends have been paid on the Preferred Stock. See "Dividend Policy" and "Description of Securities."

    SHARES ELIGIBLE FOR FUTURE SALE. All of the 1,940,000 shares of Common Stock of the Company outstanding as of the date of this Prospectus are "restricted securities," of which 840,000 are owned by "affiliates" of the Company, as those terms are defined in Rule 144 promulgated under the Securities Act. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted shares of Common Stock for at least two years is entitled to sell in brokerage transactions, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or if the Common Stock is quoted on NASDAQ or a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale. Rule 144 also permits a person who presently is not and who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock for at least three years to sell such shares without regard to any of the volume limitations as described above. An aggregate of 125,000 shares of Common Stock are being registered herein. Robert Rubin, a Director, holds options to purchase an aggregate of 700,000 shares of Common Stock. In the event Mr. Rubin exercises such options, the shares will be eligible for resale under Rule 144 commencing two years from the exercise of the options. All of the Company's existing securityholders have agreed not to sell or otherwise dispose of any of their shares of Common stock for a period of two years from the date of this Prospectus, without the prior written consent of the Underwriter, except for holders of an aggregate of 500,000 shares of Common Stock who have agreed to an identical restriction for a period of one year. There can be no assurance that the Company will not issue additional options currently available for issuance. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or the availability of such shares for sale will have on the market prices of the Company's securities prevailing from time to time. The possibility that substantial amounts of Common Stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital in the future through the sale of equity securities. See "Shares Eligible for Future Sale."

                                       12
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                                       13
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                                USE OF PROCEEDS

    The Company will not receive any of the proceeds from the sale of the shares of Common Stock.

                                       14
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                                       16
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                                       17

            [Alternate Page for Selling Securityholders Prospectus]

                        SHARES ELIGIBLE FOR FUTURE SALE

    Of the 3,190,00 shares of Common Stock outstanding upon completion of the IPO, 1,940,000 shares are "restricted securities." Of such amount, 840,000 are owned by "affiliates" of the Company, as those terms are defined in Rule 144 promulgated under the Securities Act. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted shares of Common Stock for at least two years is entitled to sell in brokerage transactions, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or if the Common Stock is quoted on NASDAQ or a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale. Rule 144 also permits a person who presently is not and who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock for at least three years to sell such shares without regard to any of the volume limitations as described above. An aggregate of 125,000 shares of Common Stock are being registered herein. Robert Rubin, a Director, owns, holds options to purchase an aggregate of 700,000 shares of Common Stock. In the event Mr. Rubin exercises such options, the shares will be eligible for resale under Rule 144 commencing two years after he exercises the option. All of the Company's existing securityholders have agreed not to sell or otherwise dispose of any of their shares of Common stock now owned or issuable upon the exercise of currently exercisable warrants for a period of two years from the date of this Prospectus, without the prior written consent of the Underwriter, except for holders of an aggregate of 500,000 shares of Common Stock who have agreed to an identical restriction for a period of one year. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or the availability of such shares for sale will have on the market prices of the Company's securities prevailing from time to time. The possibility that substantial amounts of Common Stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital in the future through the sale of equity securities.

RESTRICTIONS ON SALE IN CANADA

    The Common Stock has not been qualified for sale in any of the provinces of Canada or to any person who is a resident in any of the provinces of Canada.

                                       42
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                                       43
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                                       44

            [Alternate Page for Selling Securityholders Prospectus]

                              CONCURRENT OFFERING

    Concurrently with this Offering, 1,250,000 shares of Common Stock and 1,250,000 Redeemable Common Stock Purchase Warrant (not including the underwriter's over-allotment option) have been registered by the Company under the Act, pursuant to the Company Prospectus included within the Registration Statement of which this Prospectus forms a part. The Common Stock offered hereby may not be sold prior to twenty-four months from the date of this prospectus without the consent of the underwriter of the IPO.

                    SERVICE AND ENFORCEMENT OF LEGAL PROCESS

    Service of process upon the Company, its directors and the experts named herein, most of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, since substantially all of the Company's and such persons' assets are outside the United States, any judgment obtained in the United States against the Company or such person may not be collectible within the United States. The Company has appointed Montreal Trust Company of Canada as its agent to receive service of process in any action against the Company in any federal court or court in the State of New York arising out of the offering make hereby or any purchase or sale of securities in connection therewith.

                                 LEGAL MATTERS

    The validity of the securities which are being offered hereby will be passed upon for the Company by Gersten, Savage, Kaplowitz, Fredericks & Curtin, LLP, 101 East 52nd Street, New York, New York 10022. Gersten Savage has in the past represented the Underwriter of the IPO and may continue to do so in the future. Certain legal matters will be passed upon for the Underwriter by Snow Becker Krauss P.C., 605 Third Avenue, New York 10158-0125.

                                    EXPERTS

    The financial statements of the Company as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995, have been included herein and in the registration statement in reliance upon reports of KPMG and Zaritsky Penny & Associates, independent chartered accountants, appearing elsewhere herein, and upon the authority of said firms as experts in accounting and auditing.

            [Alternate Page for Selling Securityholders Prospectus]

                SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION

    The table below sets forth with respect to each Selling Securityholder the number of shares of Common Stock beneficially owned by each Selling Securityholder and the number of such securities included for sale in this Prospectus. Although there can be no assurance that the Selling Securityholders will sell any or all of the shares of Common Stock offered hereby, the following table assumes that each of the Selling Securityholders will sell all shares of Common Stock offered by this Selling Securityholder Prospectus.


                                                    BENEFICIAL                            BENEFICIAL
                                                OWNERSHIP OF COMMON     SHARES OF     OWNERSHIP OF COMMON
                                                       STOCK          COMMON STOCK           STOCK
                                                   PRIOR TO SALE       TO BE SOLD         AFTER SALE
                                                -------------------  ---------------  -------------------
SELLING SECURITYHOLDER
----------------------------------------------
Aleph Mad Family
    Limited Partnership.......................          12,500             12,500                  0
Robert M. Rubin(2)............................         737,500             37,500            700,000
Whatechapel Management
  Limited.....................................          50,000             50,000                  0
Fred Kassner..................................          25,000             25,000                  0


------------------------


(1) Each of these shares of Common Stock were acquired in connection with the Company's January 1997 private placement, except for 700,000 shares beneficially owned by Mr. Rubin.


(2) Represents 700,000 shares of common stock issuable upon exercise of currently exercisable options. See "Management."

    The shares of Common Stock may be sold by one or more of the following methods: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissioner discounts from Selling Securityholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Act in connection with such sales.

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO UNDERWRITER, DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE AND REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                  ---------
Prospectus Summary..............................
Risk Factors....................................
Use of Proceeds.................................
Dividend........................................
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................
Business........................................
Management......................................
Certain Relationships and Related
  Transactions..................................
Principal Stockholders..........................
Description of Securities.......................
Shares Eligible for Future Sale.................
Legal Matters...................................
Experts.........................................
Selling Securityholders and Plan of
  Distribution..................................
Financial Statements............................        F-1


                            ------------------------

    UNTIL            , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. IN ADDITION, DEALERS ARE OBLIGATED TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTION.

                                MED-EMERG, INC.

                         125,000 SHARES OF COMMON STOCK

                      NETWORK 1 FINANCIAL SECURITIES, INC.

                                         , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 124(1) of the Canada Business Corporations Act (the "CBCA") provides that, except in respect of an action by or on behalf of a corporation or body corporate to procure a judgment in its favor, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if:

        (a) he acted honestly and in good faith with a view to the best interests of the corporations; and

        (b) in the case of a criminal or administrative proceeding that is enforced by a monetary penalty; he had reasonable grounds for believing that his conduct was lawful.

    Section 124(2) of the CBCA provides that a corporation may with the approval of a court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in paragraphs (1)(a) and (b) above.

    Part VII, Section 7.02 of the Registrant's by-laws provides that, subject to
Section 119 of the CBCA, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant's requests as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or body corporate, if:

        (a) he acted honestly and in good faith with a view to the best interests of the Registrant; and

        (b) in the case of a criminal or administrative proceeding that is enforced by a monetary penalty; he had reasonable grounds for believing that his conduct was lawful.

    The Registrant shall also indemnify such persons in such other circumstances as the CBCA permits or requires. Nothing contained in said Section 7:02 shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of said Section.

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following tab sets forth the various statement of the estimated expenses (other than underwriting discounts and commissions) to be paid by the Company in connection with the issuance and distribution of the securities being registered. With the exception of the SEC Registration Fee and the NASD Filing Fee, all amounts shown are estimates (all stated in US dollars):


SEC Registration Fee...........................................  $ 4,433.18
NASD Filing Fee................................................    1,916.25
Nasdaq Listing Fees and Expenses...............................  *10,000.00
BSE Listing Fee................................................  *15,000.00
Printing Expenses..............................................  *75,000.00
Legal Fees and Expenses (other than Blue Sky).................. *100,000.00
Accounting Fees and Expenses...................................  *75,000.00
Blue Sky Fees and Expenses (including legal and filing fees)...  *30,000.00
Transfer Agent and Registrar Fees and Expenses.................   *3,500.00
Non-Accountable Expenses.......................................  150,000.00
Miscellaneous Expenses.........................................   35,150.57
                                                                 ----------
      Total.................................................... $500,000.00
                                                                 ----------
                                                                 ----------

------------------------

*   Estimated

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    In the past three years, the Company has issued securities to a limited number of persons, as described below. Except as indicated, there were no underwriters involved in the transactions and there were no underwriting discounts or commissions paid in connection therewith.

    In January 1996, the Company issued an aggregate of 2,3333,333 shares of Common Stock to Ramesh and Victoria Zacharias in exchange for all of the outstanding capital stock of 927563 Ontario Inc. and 927564 Ontario Inc.

    In January 1996, the Company sold to 15 investors an aggregate of 1,000,000 shares of Common Stock and 1,000,000 common stock purchase warrants for an aggregate consideration of $1,000,000. The warrants are exercisable to purchase 1,000,000 shares of Common Stock at $2.00 per share. The warrants were subsequently surrendered for cancellation.

    In June 1996, the Company issued 100,000 shares of Common Stock to Carl Pahapill, the Company's President, for an aggregate consideration of $60,000, or $.60 per share.

    In November 1996, the Company granted Robert Rubin, a Director of the Company, an option to purchase 700,000 shares of Common Stock at US $.75 per share.

    In November 1996, the Company issued an aggregate of 500,000 shares of its Preferred Stock to Ramesh and Victoria Zacharias in exchange for 2,202,333 shares of Common Stock owned by the Zacharias'.

    In November 1996, the Company issued 350,000 shares of Common Stock to Hampton House in consideration for services rendered.

    In January 1997, in an underwritten bridge financing, the Company issued Notes in the principal amount of $500,000 and an aggregate of 125,000 shares of Common Stock to four investors for an aggregate consideration of $500,000.

ITEM 16. EXHIBITS


    NUMBER                                                 DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------

       1.1   Form of Underwriting Agreement*

       1.2   Form of Advisory and Investment Banking Agreement Between the Company and Network 1 Financial
             Securities, Inc.*

       1.3   The Selling Shareholder Irrevocable Power of Attorney Custody Agreement and Lock-up Agreement

       3.1   Certificate of Incorporation and Amendments thereto of the Company

       3.2   By-laws of the Company

       4.1   Form of Underwriter's Warrant*

       4.2   Form of Warrant Agreement*

       4.3*  Specimen Common Stock Certificate

       4.4*  Specimen Warrant Certificate

       5.1*  Opinion of Gersten, Savage, Kaplowitz, Fredericks & Curtin, LLP, counsel to the Company.

      10.1*  Employment Agreement between the Company and Ramesh Zacharias

      10.2*  Employment agreement between the Company and Carl Pahapill

      10.3*  Operating lease covering the Company's facilities

      10.4*  1997 Stock Option Plan

      10.5   Consulting Agreement with the Northwest Territories

      21.1*  List of Subsidiaries

      23.1*  Consent of Gersten, Savage, Kaplowitz, Fredericks & Curtin, LLP (to be included in Exhibit 5.1 to this
             Registration Statement)

      23.2   Consent of KPMG, independent certified public accountants

      23.3   Consent of Zaitsky, Penny & Associates, Independent Chartered Accountnat

      24.1   Power of Attorney (included on the signature page of this Registration Statement)


------------------------

*   To be filed by amendment

ITEM 17. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to any charter provision, by-law contract arrangements statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned small business issuer hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to suit information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h), under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

    (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement at that time as the initial bona fide offering of those securities.

    (6) To provide to the Underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES

    Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New
York, State of New York on February       , 1997.

                                MED-EMERG INTERNATIONAL, INC.

                                BY:
                                     -----------------------------------------
                                     Carl Pahapill, President

                                By:
                                     -----------------------------------------
                                     Kathryn Gamble
                                     Chief Financial Officer

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Carl Pahapill, President, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Chief Executive Officer,
------------------------------    Director                    February   , 1997
Ramesh Zacharias, M.D., Frcsc

                                Chief Operating Officer,
------------------------------    President and Director      February   , 1997
       Carl W. Pahapill

                                Vice President of Finance,
------------------------------    Chief Financial Officer,    February   , 1997
      Kathryn Gamble, CA          Secretary

                                Chairman of the Board
------------------------------                                February   , 1997
     William Thomson, CA

                                Director
------------------------------                                February   , 1997
        Larry Grossman

                                Director
------------------------------                                February   , 1997
          Peter Deeb

                                Director
------------------------------                                February   , 1997
      Victoria Zacharias

                                Director
------------------------------                                February   , 1997
       Robert M. Rubin